UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Acushnet Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ACUSHNET HOLDINGS CORP.

2025 Proxy Statement

Titleist
1
Titleist

Annual Meeting Information Date June 2, 2025
Dear Acushnet Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Acushnet Holdings Corp. to be held on June 2, 2025, beginning at 9:00 a.m. Eastern Daylight Time. For your convenience, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You may attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2025. Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and proxy statement.
Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, proxy statement and proxy card, accompany this letter. The enclosed proxy statement is first being mailed or made available to stockholders of Acushnet Holdings Corp. on or about April 18, 2025. We have also enclosed our 2024 Annual Report.
Your vote is important to us and our business. Even if you plan to attend the Annual Meeting, we encourage you to sign, date and return the proxy card in the enclosed envelope or to vote by Internet or telephone according to the instructions in the enclosed proxy statement.
Thank you for your continued support of Acushnet Holdings Corp.

Time 9:00 a.m. EDT

Location Live webcast

333 Bridge St. Fairhaven, MA 02719 April 18, 2025	Sincerely, David E. Maher President and Chief Executive Officer

Notice of 2025 Annual Meeting of Stockholders

Annual Meeting Information Date June 2, 2025
The 2025 Annual Meeting of Stockholders of Acushnet Holdings Corp. will be held at 9:00 a.m. Eastern Daylight Time on June 2, 2025. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2025. You will need your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

Time 9:00 a.m. EDT
	1	To elect as directors the following nominees recommended by the Board of Directors: Leanne Cunningham, Gregory Hewett, Ho Yeon (Aaron) Lee, David Maher, Jan Singer, Steven Tishman, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon;
Location Live webcast

	2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;

	3	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers;

	4	To approve the amendment and restatement of the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan; and

	5	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 11, 2025 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 333 Bridge Street, Fairhaven, Massachusetts 02719. Stockholders holding a majority of the voting power of the issued and outstanding shares of the Company entitled to vote, present or represented by proxy, at the Annual Meeting will constitute a quorum.

333 Bridge St. Fairhaven, MA 02719 April 18, 2025	By Order of the Board of Directors, Roland A. Giroux Executive Vice President, Chief Legal Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible, or by Internet or telephone pursuant to the instructions set forth in the proxy statement. If you prefer, you may also cast your vote electronically when attending the Annual Meeting virtually.
If you hold your shares in "street name," your broker, bank or other nominee cannot vote your shares on your behalf with respect to Proposals 1, 3 or 4 until it receives your voting instructions. If you do not provide voting instructions over the Internet, by telephone or by returning a voting instruction form, your shares will not be voted with respect to those matters, except that if your shares are held by a broker, your broker may vote shares on your behalf on Proposal 2 without instruction. Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 2, 2025.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
Proxy Statement for the
2025 Annual Meeting of Stockholders
of Acushnet Holdings Corp.
To Be Held on June 2, 2025

Proxy Statement Summary

Date June 2, 2025	Time 9:00 a.m. EDT	Record Date April 11, 2025	Location www.virtualshareholdermeeting.com/GOLF2025

This summary highlights certain information about us and does not contain all of the information you should consider before voting. Please read the entire proxy statement and our 2024 Annual Report on Form 10-K before voting.
PROPOSALS TO BE VOTED ON AND VOTING RECOMMENDATIONS

Proposal		Board Recommendation	For More Information

1	Election of Ms. Leanne Cunningham, Mr. Gregory Hewett,
Mr. Ho Yeon (Aaron) Lee, Mr. David Maher, Ms. Jan Singer,
	Mr. Steven Tishman, Mr. Yoon Soo (Gene) Yoon and Mr. Keun Chang (Kevin) Yoon as directors	FOR each nominee	See page 10
2	Ratification of the appointment of PricewaterhouseCoopers LLP as Acushnet's independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	See page 30
3	Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers	FOR	See page 34
4	Approval of the amendment and restatement of the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan	FOR	See page 36
WAYS TO VOTE

By Mail If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided.	Via the Internet You may vote your shares by following the instructions provided on the Notice and logging in to www.virtualshareholdermeeting.com/GOLF2025.	By Phone Please follow the instructions provided on the proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 1, 2025 to be counted.

2025 Proxy Statement	Acushnet Holdings Corp.	1

PROXY SUMMARY	TABLE OF CONTENTS

BOARD NOMINEES
The following table sets forth the names and certain other information for our directors and director nominees as of the date of this proxy statement. Key biographical information for each of our director nominees is set forth below.

				Committees of the Board
Name	Position	Age	Director Since	Audit	Nominating & Corporate Governance	Compensation

David Maher	President, Chief Executive Officer, Director	57	2018
Yoon Soo (Gene) Yoon	Chairman	79	2011
Leanne Cunningham	Director	55	2023
Gregory Hewett	Director	56	2016
Ho Yeon (Aaron) Lee	Director	42	2022
Jan Singer	Director	61	2021
Steven Tishman	Director	68	2016
Keun Chang (Kevin) Yoon	Director	49	2019

Committee Chair	Committee Member
CORPORATE RESPONSIBILITY
We are committed to operating our business in a responsible manner in consideration of our stockholders, employees, customers, suppliers and the communities in which we work. Our goal is to incorporate this commitment into every aspect of our business, including: the design, quality, safety and sourcing of our products; the safety, enrichment and fair treatment of our associates; our pursuit of environmentally-friendly processes; volunteerism and giving efforts in our communities; and our strict adherence to all laws, regulations and best practices. More information on these efforts is available in this proxy statement and on our Corporate Responsibility website available at www.titleist.com/corporate-responsibility.

Governance and Oversight	Environmental Initiatives	Employee Safety, Health and Wellness	Supply Chain and Human Rights	Community Engagement

2	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.

General Information

PRO V1
PRO V1x

Proxy Statement for the 2025 Annual Meeting of Stockholders

Date June 2, 2025
GENERAL INFORMATION
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2025 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on June 2, 2025 (the "Annual Meeting"), and any adjournments or postponements thereof. This Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. We believe that hosting a virtual meeting will enable more of our stockholders to attend the meeting because our stockholders can participate from any location with Internet access. By following the instructions in this proxy statement, stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting.
Unless otherwise indicated, the terms "Company," "Acushnet," "we," "our" and "us" are used in this proxy statement to refer to Acushnet Holdings Corp. and its consolidated subsidiaries. The terms "Board" and "Board of Directors" refer to our Board of Directors. The term "Magnus" refers to Magnus Holdings Co., Ltd., a wholly-owned subsidiary of Misto Holdings Corporation (formerly Fila Holdings Corp.) ("Misto"), which controls a majority of the voting power of all outstanding shares of our common stock as of the close of business on April 11, 2025, the record date of the Annual Meeting (the "Record Date").
The information provided below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address or other links provided in this proxy statement are inactive textual references only.

Time 9:00 a.m. EDT

Location Live webcast

ABOUT YOUR PROXY MATERIALS
Our Board of Directors is soliciting proxies for the Annual Meeting. By signing a proxy, you legally designate another person to vote the Acushnet shares that you own. This enables you to vote your shares “by proxy” at the Annual Meeting, even if you cannot attend, by instructing us on how you would like your shares voted.
Most stockholders have received a Notice of Internet Availability of Proxy Materials (the "Notice") instead of printed copies of our proxy materials, including our proxy statement and Annual Report. The Notice provides instructions for accessing the proxy materials on a website or for requesting electronic or printed copies of the proxy materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the proxy materials.
If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials.
The information in this proxy statement and the accompanying materials will help you decide how to vote on the matters we will consider at the Annual Meeting. This proxy statement and the accompanying materials are first being mailed or made available to stockholders of the Company on or about April 18, 2025.

4	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

This proxy statement, the Notice and our Annual Report for the year ended December 31, 2024, are available at proxyvote.com. You may request printed copies of the proxy materials for the Annual Meeting and for future meetings by following the instructions on the Notice.
ATTENDING THE ANNUAL MEETING
We will host the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/GOLF2025. If you were a stockholder or joint holder as of the Record Date, or you hold a valid proxy for the Annual Meeting, including beneficial owners who have received a 16-Digit Control Number on their Notice, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GOLF2025;
•The webcast will start at 9:00 a.m. Eastern Daylight Time on June 2, 2025;
•Stockholders who received a 16-Digit Control Number may vote and submit questions while attending the Annual Meeting via the Internet; and
•You will need your 16-Digit Control Number to enter the Annual Meeting and vote your shares during the Annual Meeting.
VOTING
Who may vote
If you held shares of common stock at the close of business on the Record Date, you (or your legal proxy) may vote at the Annual Meeting. At the close of business on the Record Date, there were 60,013,024 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.
If you purchased shares of our common stock after the Record Date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the Record Date.
If you received more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.
How to vote
Stockholders of record. If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered the “stockholder of record” of those shares. If you are a stockholder of record, you may vote online during the Annual Meeting. You may also vote prior to the Annual Meeting over the Internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting or by proxy to ensure your vote is counted if you decide not to or are unable to attend the meeting. You may still attend the meeting and vote electronically during the meeting even if you have already voted by proxy.
•You may vote your shares at the Annual Meeting by following the instructions provided on the Notice and logging in to www.virtualshareholdermeeting.com/GOLF2025. You will be asked to provide the 16-Digit Control Number from your Notice.
•If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 1, 2025 to be counted. If you return your signed proxy card to us by June 1, 2025, we will vote your shares as you direct.
•To submit your proxy by telephone or the Internet, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 1, 2025 to be counted.

2025 Proxy Statement	Acushnet Holdings Corp.	5

GENERAL INFORMATION	TABLE OF CONTENTS

Your proxy will authorize the individuals named on the proxy card to vote your shares as you direct. These individuals can also vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any reason a director nominee is not available to serve, the individuals named as proxy holders may vote your shares at the Annual Meeting for another nominee. We have designated Sean Sullivan, our Executive Vice President, Chief Financial Officer, and Roland Giroux, our Executive Vice President, Chief Legal Officer and Corporate Secretary, as proxy holders for this year's Annual Meeting.
If you are a stockholder of record and you sign and return your proxy card (or give your proxy by telephone or online) without specifying how you want your shares voted, the proxy holders will vote your shares “FOR” each of the proposals. If any other matter properly comes before the Annual Meeting, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, using their own discretion.
If you are a stockholder of record and do not vote by Internet, telephone, completing your proxy card or by attending the Annual Meeting virtually, your shares will not be voted and your shares will not be counted as "present" for purposes of determining whether a quorum is present at the Annual Meeting.
“Street Name” stockholders. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (known as holding shares in “street name”), you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. You are also invited to attend the Annual Meeting. To participate and vote your shares at the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy or in advance of the meeting to ensure your vote is counted if you decide not to or are unable to attend the meeting. If you are a street name stockholder, and you do not instruct your broker, bank or other nominee how to vote your shares, your broker may vote your shares only under limited circumstances. Under the rules of the New York Stock Exchange ("NYSE"), brokers that hold your shares may generally use their discretion to vote on “routine” matters but not on “non-routine” matters. While Proposal 2 is considered a “routine” matter, Proposals 1, 3 and 4 are considered “non-routine” matters. If your broker does not receive voting instructions from you on how to vote your shares on “non-routine” matters and you do not vote on such matters at the Annual Meeting, your shares will not be voted on such matters. (This is known as a “broker non-vote.”)
Changing your vote
If are a stockholder of record, you may change your vote and revoke your proxy by:
•delivering written notice of revocation to our Corporate Secretary, 333 Bridge Street, Fairhaven, MA 02719, provided that such statement is received no later than 5:00 p.m. Eastern Daylight Time on June 1, 2025;
•voting again by Internet or telephone at a later time, but before 11:59 p.m. Eastern Daylight Time on June 1, 2025;
•submitting a properly signed proxy card with a later date that is received no later than June 1, 2025; or
•attending the Annual Meeting, revoking your proxy and voting during the Annual Meeting.
If you hold your shares in street name and you direct your bank, broker or other nominee on how to vote your shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting via the Internet and voting using the 16-Digit Control Number on your Notice.
Quorum requirements
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present, either in person or by proxy, at the Annual Meeting. On the Record Date, there were 60,013,024 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting to another date. Magnus has advised us that they will be present, either in person or by proxy, at the Annual Meeting. If Magnus attends, a quorum will be present.

6	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

In accordance with our Second Amended and Restated Bylaws (the "Bylaws"), stockholders and proxy holders electronically attending the Annual Meeting will be deemed present "in person" for the purposes of satisfying the foregoing ownership requirements.
Votes needed to approve each proposal
•Proposal 1. The election of each director nominee is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy and entitled to vote on the election of directors. "Plurality" means that the director nominees receiving the largest number of votes cast "FOR" will be elected. Votes may be cast in favor of or withheld with respect to each director nominee. Votes that are withheld and broker non-votes will have the same effect as an abstention and will not count as a vote "FOR" a director.
•Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Brokers may vote uninstructed shares with respect to Proposal 2.
•Proposal 3. Approval of the non-binding advisory vote on the compensation paid to the named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of Proposal 3.
•Proposal 4. Approval of the amendment and restatement of the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan (the "Equity Plan") requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of Proposal 4.
As of the Record Date, Magnus beneficially owned and had the right to vote 30,477,059 of the outstanding shares of our common stock (representing approximately 50.8% of the voting power) and has advised us that they intend to vote all such shares in favor of the election of each of the director nominees and for each other proposal. If Magnus votes as indicated, each of the director nominees named in the proxy will be elected and the other proposals will be approved.
We will consider other business that properly comes before the meeting in accordance with Delaware law and our Bylaws. As of the date of this proxy statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote on those matters according to their best judgment.
Board recommendation
The Board of Directors unanimously recommends that you vote "FOR" the election of each of the director nominees named in the proxy and "FOR" each of the other proposals.
Announcement of voting results
Representatives of Broadridge Financial Solutions Inc. will tabulate the votes and act as inspectors of election. Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the "SEC") within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

2025 Proxy Statement	Acushnet Holdings Corp.	7

GENERAL INFORMATION	TABLE OF CONTENTS

PROXY SOLICITATION EXPENSES
The Company pays for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
CONTACT INFORMATION
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including questions regarding the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.

8	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.

Proposal One

Election of Directors

BOARD COMPOSITION	10
DIRECTOR NOMINEES	12
VOTE REQUIRED	16
DIRECTOR COMPENSATION	17
CORPORATE GOVERNANCE	19
CORPORATE RESPONSIBILITY	23

Proposal One Election of Directors

COMPOSITION OF OUR BOARD OF DIRECTORS

Our Board of Directors currently consists of eight members. In accordance with our Amended and Restated Certificate of Incorporation, each elected director shall hold office for a term expiring at the Company's next annual meeting of stockholders and until a successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.
The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy, including vacancies created by an increase in the number of directors, serves for the remainder of the previous director's full term or until the director's successor is duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office.
The following table sets forth the names, ages and Board tenures for our directors and director nominees as of the date of this proxy statement.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

Name	Age	Position	Director Since

David Maher	57	President and Chief Executive Officer and Director	2018
Yoon Soo (Gene) Yoon	79	Chairman	2011
Leanne Cunningham(1)	55	Director	2023
Gregory Hewett(1)(2)	56	Director	2016
Ho Yeon (Aaron) Lee(3)	42	Director	2022
Jan Singer(2)(3)	61	Director	2021
Steven Tishman(1)(3)	68	Director	2016
Keun Chang (Kevin) Yoon(2)	49	Director	2019
(1)Member of our Audit Committee.
(2)Member of our Nominating and Corporate Governance Committee.
(3)Member of our Compensation Committee.

10	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

BOARD MEMBERS
We believe our current Board is comprised of a well-rounded blend of individuals with extensive business knowledge and contacts, commitment to ethics, moral values and integrity, sound reputations in their respective fields and a commitment to corporate citizenship. Our Board benefits from leaders having a broad range of relevant experiences, qualifications and skills and a range of qualities, including age, tenure, gender and ethnicity. We believe that these attributes combine to create a Board that is well equipped to best serve our Company, stockholders, associates and communities by maximizing group dynamics in terms of professional experiences, education, thought and personal characteristics.
The following provides summary information regarding the tenure, age, gender and ethnicity demographics of our director nominees:

Tenure	Age	Ethnicity	Gender
The Board members’ skills and experiences identified below are reviewed by the Nominating and Corporate Governance Committee, in addition to other qualifications, and nominees are selected with a view to establishing a Board that consists of individuals who have extensive business leadership experience, bring diverse perspectives to the Board, and possess high ethical standards, sound business judgment and acumen, and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. This table provides a summary view of certain skills and experiences of the director nominees.

Skill	G. Yoon	Cunningham	Hewett	Lee	Maher	Singer	Tishman	K. Yoon

Brand Building/Marketing	■		■	■	■	■
Consumer Products/Footwear/Apparel	■	■	■	■	■	■	■	■
Current/Former CEO/Executive	■	■	■	■	■	■		■
ESG/Sustainability	■		■	■	■	■		■
Finance		■	■	■		■	■
Global Supply Chain	■	■			■	■		■
International Business	■	■	■	■	■	■	■	■
M&A	■		■	■	■	■	■
Operations	■	■	■	■	■	■		■
Public Company Board/Governance	■		■		■	■	■	■
Strategic Planning	■	■	■	■	■	■	■	■

2025 Proxy Statement	Acushnet Holdings Corp.	11

PROPOSAL 1	TABLE OF CONTENTS

DIRECTOR NOMINEES
Our Amended and Restated Certificate of Incorporation provides that any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Company, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; provided, however, that at any time when Magnus or any successor or affiliates beneficially owns, in the aggregate, 50% or more of the then-outstanding shares of stock of the Company, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Company, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all the then-outstanding shares of stock of the Company. As of the Record Date, Magnus and its affiliates beneficially owned, in aggregate, 50.8%% in voting power of the then-outstanding shares of stock of the Company.

David Maher	Title: President, Chief Executive Officer, Director Age: 57 Director Since: 2018

David Maher joined the Company in May 1991 and was appointed President and Chief Executive Officer of Acushnet Holdings Corp. and Acushnet Company, our operating subsidiary, in January 2018. From 2001 through 2017, Mr. Maher held a variety of roles at the Company’s Fairhaven, Massachusetts headquarters, including Vice President, Titleist U.S. Sales; Senior Vice President, Titleist Worldwide Sales and Global Operations; and Chief Operating Officer. Prior to that, Mr. Maher spent several years in Northern California as a Titleist Sales Representative and Northwest Regional Director, and previously gained valuable experience in the Company’s professional development program, working in golf ball operations in Massachusetts, the FootJoy factory in Brockton, Massachusetts and in the Company’s Southern California golf club operations.

Mr. Maher was selected to serve on our Board of Directors because of his extensive experience as an executive in the golf industry.

12	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

Yoon Soo (Gene) Yoon	Title: Chairman, Director Age: 79 Director Since: 2011

Yoon Soo (Gene) Yoon has been the Chairman of Misto since 1994 and was the Chief Executive Officer of Misto from 1991 until March 2018. Misto's common stock is publicly traded and listed on the Korea Exchange. Mr. Yoon served as the Chairman of the board of directors of Acushnet Company, our operating subsidiary, from 2011 to October 2016 and served as the President of Acushnet Holdings Corp. from 2011 to May 2016. Mr. Yoon has served as the Chairman of our Board of Directors since 2011. Mr. Yoon is the father of Keun Chang (Kevin) Yoon.

Mr. Yoon was selected to serve on our Board of Directors because of his knowledge and experience in the consumer products and sporting goods industries.

Leanne Cunningham	Title: Director Age: 55 Director Since: 2023

Leanne Cunningham has served as Executive Vice President and Chief Financial Officer of the Brown-Forman Corporation since July 2021, where she is responsible for corporate development, corporate strategy, global financial planning and analysis, shareholder relations and all accounting and finance functions. From 1995 through June 2021, Ms. Cunningham held a variety of roles at Brown-Forman, including SVP, Shareholder Relations from August 2019 to June 2021, SVP, General Manager from 2015 to 2019, during which she oversaw production operations in over 13 countries, and VP, Finance Global Production from 2013 to 2015.

Ms. Cunningham was selected to serve on our Board of Directors because of her multi-faceted background, financial expertise and operational experience in the consumer products industry.

2025 Proxy Statement	Acushnet Holdings Corp.	13

PROPOSAL 1	TABLE OF CONTENTS

Gregory Hewett	Title: Director Age: 56 Director Since: 2016

Gregory Hewett is the principal of GH Consulting LLC, a private consultancy for businesses and institutional investors that he founded in March 2015. Prior to that, Mr. Hewett served in various capacities at the Blackstone Group L.P. from August 2005 through February 2015, including most recently as a Senior Managing Director. Prior to joining Blackstone, Mr. Hewett served as a director in the Investment Banking Division of Credit Suisse First Boston, which he joined in 2000 when it acquired Donaldson, Lufkin & Jenrette, where he was an Associate in the Investment Banking Division. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Hewett practiced law at Bryan Cave LLP.

Mr. Hewett was selected to serve on our Board of Directors because of his multi-faceted background and experience and knowledge in finance, business strategy and management.

Ho Yeon (Aaron) Lee	Title: Director Age: 42 Director Since: 2022

Ho Yeon (Aaron) Lee has been the Chief Financial Officer of Misto since September 2021 and the Head of Misto's Corporate Strategy Office since January 2018. Misto's common stock is publicly traded and listed on the Korea Exchange. Mr. Lee has also served as President of Magnus Holdings Corp. since March 2021 and as a member of the board of directors of Misto Luxembourg S.à.r.l. since 2019. Magnus and Misto Luxembourg are subsidiaries of Misto. Prior to joining Misto in 2016, Mr. Lee worked at Samsungbioepis Co., Ltd., where he assisted in the development and commercialization of various biopharmaceutical products.

Mr. Lee was selected to serve on our Board of Directors because of his financial expertise, operational experience and knowledge in the consumer products and sporting goods industries.

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Jan Singer	Title: Director Age: 61 Director Since: 2021

Jan Singer served as the Chief Executive Officer of J. Crew Group, Inc. ("J.Crew") from February 2020 to December 2020. Previously, Ms. Singer served as the Chief Executive Officer of Victoria's Secret Lingerie from 2016 to 2019 and the Chief Executive Officer of Spanx, Inc. from 2014 to 2016, in addition to prior roles at Nike, Reebok, Prada, Calvin Klein and Chanel. Ms. Singer currently serves on the board of directors and the compensation committee of the Brown-Forman Corporation, and previously served on the boards of directors of J.Crew, Kate Spade & Company and Supernova Partners Acquisition Co. III Ltd.

Ms. Singer was selected to serve on our Board of Directors because of her multi-faceted background, knowledge and operational experience in the consumer products industry and experience serving on other boards of directors.

Steven Tishman	Title: Director Age: 68 Director Since: 2016

Steven Tishman is a Managing Director and Global Head of the Mergers and Acquisitions Group at Houlihan Lokey, where he is also a member of the firm's Management Committee and Co-Head of the firm's M&A Commitment Committee. Mr. Tishman joined Houlihan Lokey in January 2012. Previously, Mr. Tishman was a Managing Director at Rothschild Inc., where he served from 2002 to 2012. Prior to joining Rothschild, Mr. Tishman was a Managing Director of Robertson Stephens Inc. from 1999 to 2002, and was a Senior Managing Director of Bear, Stearns & Co. Inc. from 1993 to 1999. Mr. Tishman was previously a trustee of GoodHaven Funds Trust and a director of Cedar Fair L.P., Nautica Enterprises, Inc., Claire's Stores, Inc. and Odimo, Inc.

Mr. Tishman was selected to serve on our Board of Directors because of his extensive experience in finance and management and experience serving on other public company boards of directors.

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Keun Chang (Kevin) Yoon	Title: Director Age: 49 Director Since: 2019

Keun Chang (Kevin) Yoon has been the President and Chief Executive Officer of Misto since March 2018. Misto's common stock is publicly traded and listed on the Korea Exchange. From July 2016 to March 2018, Mr. Yoon served as Chief Financial Officer and Executive Vice President of Misto's Strategic Planning and Footwear Division. Mr. Yoon also served Misto and its subsidiaries in multiple roles from February 2009 to October 2016, including Manager of Footwear Sourcing and Vice President and Chief Financial Officer of Misto U.S.A. Inc. Mr. Yoon is the son of Yoon Soo (Gene) Yoon.

Mr. Yoon was selected to serve on our Board of Directors because of his knowledge and operational experience in the consumer products and sporting goods industries.
OTHER MATTERS
In February 2020, Jan Singer was hired as Chief Executive Officer of J.Crew to lead the company through a prepackaged financial restructuring under Chapter 11 of the U.S. Bankruptcy Code. The proceeding was filed in May 2020, and J.Crew emerged from bankruptcy in September 2020.
VOTE REQUIRED AND BOARD RECOMMENDATION
Director nominees will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.
Unless otherwise instructed, the persons named in the form of proxy card attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of each director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Our Board of Directors recommends that you vote "FOR" the election of Ms. Leanne Cunningham, Mr. Gregory Hewett, Mr. Ho Yeon (Aaron) Lee, Mr. David Maher, Ms. Jan Singer, Mr. Steven Tishman, Mr. Yoon Soo (Gene) Yoon and Mr. Keun Chang (Kevin) Yoon to serve as directors.

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Director Compensation

The following table sets forth information concerning the compensation of our directors (other than Mr. Maher, who receives no additional compensation for his service as a director and whose compensation is reported in the Summary Compensation Table below) for 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Yoon Soo (Gene) Yoon	175,553	169,943	345,496
Leanne Cunningham	102,955	140,000	242,955
Gregory Hewett	125,000	140,000	265,000
Ho Yeon (Aaron) Lee	100,455	140,000	240,455
Jan Singer	110,000	140,000	250,000
Steven Tishman	122,500	140,000	262,500
Keun Chang (Kevin) Yoon	110,455	140,000	250,455
(1)Represents the aggregate grant date fair value of fully vested stock granted to each director in 2024, computed in accordance with ASC Topic 718, without taking into account estimated forfeitures, based on the closing price of our common stock on the NYSE on the date of grant.
(2)The following table shows the number of restricted stock units ("RSUs") previously deferred pursuant to the Company's Independent Directors Deferral Plan (including dividend equivalents credited in the form of additional RSUs) for our non-employee directors as of December 31, 2024:

Name	Outstanding RSU Awards

Yoon Soo (Gene) Yoon	21,090
Gregory Hewett	29,434
Jan Singer	9,426
Steven Tishman	29,434
Our non-employee directors are provided with access to Company products, including gear and wear. Personal use of Company products by our non-employee directors and their immediate family members during 2024 did not exceed $10,000 for any non-employee director and is therefore not required to be reported herein.

In January 2024, we adopted an Independent Directors Company Products Access Policy to further encourage the use and display of Company products by our non-employee directors and their immediate family members. Pursuant to this policy, non-employee directors are entitled to receive up to $5,000 worth of Company products for their own personal use each year. Non-employee

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directors are also entitled to purchase additional Company products for their personal use and/or for use by their immediate family members at a discount.
In April 2024, the Compensation Committee, after reviewing information provided by Pearl Meyer on director compensation levels of companies within our composite market group, determined to increase each Board member's equity retainer by $5,000 and to increase the cash retainer of the Chair of each of the Audit Committee and the Compensation Committee by $5,000 and $2,500, respectively, to better align the compensation for each specified position with the compensation of directors that hold similar positions within our composite market group.
2024 DIRECTOR COMPENSATION PROGRAM

	Chair ($)	Member ($)

Annual Board Retainers:
Cash Retainer	175,000	90,000
Equity Retainer(1)	170,000	140,000
Annual Committee Cash Retainers:
Audit Committee	30,000	12,500
Compensation Committee	22,500	10,000
Nominating and Corporate Governance Committee	20,000	10,000
(1) Reflects immediately vesting common stock.

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Information About Our Board and Corporate Governance

CORPORATE GOVERNANCE GUIDELINES
The Company's Corporate Governance Guidelines set forth the principles and practices by which the Board of Directors carries out its responsibilities. These guidelines help effectively promote the best interests of both the Company and the Company's stockholders, while complying with all applicable laws, regulations and stock exchange requirements. Our Corporate Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, responsibilities of directors, Chief Executive Officer evaluation and succession planning, Board self-evaluation and Board committees and compensation. Our Corporate Governance Guidelines are overseen by the Nominating and Corporate Governance Committee and reviewed annually. These guidelines may be found on our website at www.acushnetholdingscorp.com/investors under "Governance." The Board reviews these guidelines as it deems necessary and appropriate.
COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Audit Committee

Our Audit Committee currently consists of Mr. Hewett, who serves as the Chair, Ms. Cunningham and Mr. Tishman. Messrs. Hewett and Tishman and Ms. Cunningham qualify as independent directors under NYSE listing standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Board of Directors has determined that each of Messrs. Hewett and Tishman and Ms. Cunningham qualify as an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to assist our Board of Directors in overseeing:
•the quality and integrity of our financial statements (including the effectiveness of internal controls over financial reporting);
•our compliance with legal and regulatory requirements;
•our independent registered public accounting firm's qualifications, performance and independence; and
•the performance of our internal audit function.
The Audit Committee’s responsibilities and duties include assessing and discussing the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including risks related to cybersecurity and information technology systems, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks. For additional information, see "Item 1C. Cybersecurity" in our Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee also prepares the audit committee report required by the SEC to be included in our proxy statement.

Members Gregory Hewett (Chair) Leanne Cunningham Steven Tishman

Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.acushnetholdingscorp.com/investors under "Governance."

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Compensation Committee

Our Compensation Committee consists of Mr. Tishman, who serves as the Chair, Mr. Lee and Ms. Singer. As a controlled company, we are entitled to rely upon the exemption from the requirement under NYSE listing standards that we have a compensation committee composed entirely of independent directors. Notwithstanding the availability of this exemption, our Board of Directors has determined that each member of our Compensation Committee meets the independence requirements under NYSE listing standards and SEC rules and regulations, and that each of Ms. Singer and Mr. Tishman is a non-employee director, as defined under Rule 16b-3 of the Exchange Act.
The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to:
•setting the compensation of our executive officers and directors;
•administering our incentive and equity-based compensation plans; and
•preparing the compensation committee report and Compensation Discussion and Analysis required to be included in our proxy statement under the rules and regulations of the SEC.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to any employee of the Company, other than our executive officers, under our incentive compensation or other equity-based plans, subject to compliance with the applicable plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors.
The Compensation Committee has engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") to provide compensation consulting services to the Committee. Pearl Meyer provides the Compensation Committee with customized information and advice related to cash and equity compensation for the Board of Directors and our executive officers. These services include, but are not limited to: identification of peer companies for benchmarking, pay analysis, equity comparisons, pay trends and recommendations on compensation changes. Pearl Meyer reviews the peer benchmarking group annually and may make recommendations for replacement, including where a company has been acquired or merged. The Compensation Committee considers Pearl Meyer's recommendations for the Company's peer benchmarking group and is responsible for formally reviewing and approving the peer group. Pearl Meyer also periodically reviews our director compensation program.

Members Steven Tishman (Chair) Ho Yeon (Aaron) Lee Jan Singer

Our Board of Directors has adopted a written charter for the Compensation Committee, which may be found at www.acushnetholdings corp.com/investors under "Governance."

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Singer, who serves as the Chair, and Messrs. Hewett and Yoon. As a controlled company, we are entitled to rely upon the exemption from the requirement under NYSE listing standards that we have a nominating and corporate governance committee. Notwithstanding the availability of this exemption, our Board of Directors has determined to have this standing committee and that all members meet the independence requirements under NYSE listing standards and SEC rules and regulations.
The purposes of the Nominating and Corporate Governance Committee are to, among other things:
•identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors, and select, or recommend that our Board of Directors select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings, including the evaluation of candidates recommended by stockholders;
•develop and recommend to our Board of Directors a set of corporate governance principles;
•oversee the evaluation of our Board of Directors and management;
•recommend members of our Board of Directors to serve on committees of our Board of Directors and evaluate the operations and performance of such committees;
•oversee and approve the management continuity and succession planning process;
•oversee the Company's Social Responsibility program, encompassing the Company's efforts with respect to environmental, social and governance matters of significance; and
•otherwise take a leadership role in shaping our corporate governance.

Members Jan Singer (Chair) Gregory Hewett Keun Chang (Kevin) Yoon

Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which may be found at www.acushnet holdingscorp.com/investors under "Governance."
MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
During 2024, our Board of Directors met five times, our Audit Committee met seven times, our Compensation Committee met five times and our Nominating and Corporate Governance Committee met four times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.
The Board does not have a formal policy regarding the attendance of directors at meetings of stockholders, but all directors are expected to make best efforts to attend the Annual Meeting of Stockholders. In 2024, each of our directors in office at such time attended the Annual Meeting of Stockholders.
STOCKHOLDER ENGAGEMENT
The Company values the viewpoints of its stockholders and key stakeholders and actively engages with them to solicit their feedback. In addition to our Investor Relations department, our President and Chief Executive Officer and our Executive Vice President, Chief Financial Officer participated in numerous outreach activities and feedback from these meetings was discussed at meetings of the Board of Directors. Stockholders and other interested parties may access investor information about our Company through our website at www.acushnetholdingscorp.com.

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EXECUTIVE SESSIONS
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet regularly in executive session without members of management present. If the group of non-management directors includes directors who have not been determined to be independent, then the independent directors will meet in a private session at least once a year. A director designated by the non-management or independent directors, as applicable, presides at the executive sessions.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Board of Directors and its three standing committees take an active role in overseeing the management of risks that could impede the Company from achieving its strategic and operational objectives. Our President and Chief Executive Officer and other executive officers report regularly to our Board of Directors, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee	Compensation Committee	Nominating and Governance Committee

Oversees risks related to:	Oversees risks related to:	Oversees risks related to:
Financial statement integrity and quality	Executive and non-executive compensation policies	Governance structure and processes
Effectiveness of the internal control environment and the external auditors	Human capital management	Board/Management succession planning
Legal and regulatory compliance		Conflicts of interest
Related-party transactions		Environmental and social initiatives
Cybersecurity and information technology		Stockholder concerns
DIRECTOR NOMINATIONS
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. It is expected that the Nominating and Corporate Governance Committee will consider (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include board diversity, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

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The Board monitors the mix of specific experience, qualifications and skills of its directors to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure. The Company's Corporate Governance Guidelines emphasize our commitment to a broad range of ideas and experiences at the Board level, and provide that "[w]hen conducting director searches, the Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected." The Board assesses the effectiveness of this policy based on the extent to which it results in the identification of highly qualified candidates to include in the pool from which Board nominees are selected.
Stockholders may nominate candidates for election as directors at the Company's annual stockholders meeting by following the provisions set forth in the Company's Bylaws, whose qualifications will be considered by the Nominating and Corporate Governance Committee.
CODE OF BUSINESS CONDUCT AND ETHICS
Our reputation for conducting our business ethically and according to the highest standards is one of our most valued assets and is well-earned. Our Code of Business Conduct and Ethics ("Code of Conduct") describes our legal and ethical responsibilities and is the cornerstone of our compliance program. Our Code of Conduct applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officers. Our Code of Conduct is available on our website at www.acushnetholdingscorp.com/investors under "Governance," and is a "code of ethics," as defined in Item 406(b) of Regulation S-K. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
CORPORATE RESPONSIBILITY
We are committed to operating our business in a responsible manner in consideration of our stockholders, employees, customers, suppliers and the communities in which we work. Our goal is to incorporate this commitment into every aspect of our business, including: the design, quality, safety and sourcing of our products; the safety, enrichment and fair treatment of our associates; our pursuit of environmentally-friendly processes; volunteerism and giving efforts in our communities; and our strict adherence to all laws, regulations and best practices. More information on these efforts is available below and on our Corporate Responsibility website available at www.titleist.com/corporate-responsibility.

Governance and Oversight
Our Corporate Responsibility efforts are led and managed by senior management. The Nominating and Corporate Governance Committee has formal oversight of these efforts pursuant to its charter and is briefed by senior management periodically.

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Environmental Initiatives
Our commitment to the environment is not new. Our U.S. golf equipment manufacturing facilities produce limited landfill waste. In addition, we have invested in reducing energy usage, water usage and waste, and in increasing use of recycled and environmentally-friendly materials for many years.

Examples of current and past initiatives include:

2.5M KWH OF ELECTRICITY GENERATED	$18M INVESTMENT	2,500T RECYCLED
In 2024, in its second full year of operation, the Ball Plant IV solar array produced over 2.5 million kilowatt-hours of electricity.	Investment of over $18 million in energy efficient projects since 2007.	Our recycled golf ball subsidiary processes and resells over 2,500 tons of used golf balls annually.

•In 2020, we renewed our commitment to invest in highly efficient Combined Heat and Power ("CHP"), a technology proven to operate at higher efficiency and lower emission rates compared to the equivalent import of electricity and burning of fossil fuels, for manufacturing process operations and to heat the facilities. The 2020 project at Ball Plant II in Massachusetts marks our third major capital investment in CHP and replaces an aging CHP system with a more reliable, state-of-the-art CHP system that will provide many years of highly efficient, on-site, heat and power production with reduced emissions.
•Between 2012 and 2014, we provided leadership in the early stages of large-scale solar development in Massachusetts by entering into long-term virtual power purchase agreements for five large-scale solar farm projects. By committing to purchase 100% of the utility bill credits associated with over 17,000 MWhs generated annually by these facilities, Acushnet played a critical role in financing the projects and bringing them online. In 2022, we built upon our long-standing commitment to solar energy by extending these agreements for another decade. These extensions secure 80% of our solar portfolio well into the future, and the energy generated will continue to displace electricity that would otherwise be generated from fossil fuels.
•In 2022, Ball Plant IV in Thailand finalized construction of an on-site, 2 MW rooftop solar array. The solar array produced 2,520,897 kWh of electricity in 2024, representing approximately 10.4% of the plant's electricity consumption.
•In 2018, Ball Plant IV received the "Green Star Award" from the Industrial Estate Authority of Thailand, signifying excellence in the areas of environmental management, environmental best practices and community engagement.
•We have invested over $18 million in energy efficiency projects since 2007, including LED lighting, high efficiency equipment and investment in a battery energy storage system that stores excess energy for use during peak demand periods, easing stress on the power grid, reducing greenhouse gas emissions and facilitating the continued growth of

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renewable energy. By increasing energy efficiency and conservation efforts through these investments, we have reduced the demand for fossil fuel consumption by power grid utilities and have reduced natural gas consumption by our facility boilers, further reducing greenhouse gas emissions.
•We monitor various regulatory lists of toxic/hazardous substances through regulatory tracking databases and regulatory alert services for any substances that may be of potential concern for our products. We then review all new ingredients to ensure that these materials are not included in products or are present only in amounts below any regulatory thresholds. Monitoring is supplemented with written certifications from suppliers concerning the absence of harmful chemicals in their products above regulatory threshold levels, such as TCLP constituents, REACH Restricted Substances or Substances of Very High Concern, and chemicals that are subject to specific regulation under the Toxic Substances Control Act.
•Comprehensive recycling, waste reduction, water conservation and reduction programs are in place in our global manufacturing facilities.
•PG Golf, the Company's recycled golf ball subsidiary, recovers, processes and resells approximately 2,500 tons of used golf balls annually, helping to put discarded rubber, surlyn and urethane products back into play. PG Golf contracts with numerous diving firms to recover golf balls from bodies of water and other hazards, recycles over 50 million golf balls per year collected from golf courses in 43 states, and in 2022, installed a new water recycling process that reduces water consumption by 5,000 gallons per day.
Our environmental commitment is not limited to our products, but also extends to our choice of packaging suppliers. Our key golf ball packaging provider is carbon neutral, uses recyclable inks and renewable energy, and is certified by the Forest Stewardship Council and the Sustainable Forest Initiative. In addition, many of our golf gloves are packaged in recycled rPET plastic.

Employee Safety, Health and Wellness
As a global leader in the golf equipment industry, we prioritize employee safety and health in all of our facilities, including our golf ball, golf glove and golf shoe manufacturing facilities, our golf club assembly facilities, and our distribution centers and support operations worldwide. Led by a dedicated team of approximately 20 associates, the Company is committed to implementing best-in-class health and safety programs aimed at minimizing risks to our associates and complying with all applicable safety and health laws and regulations.

The Company has established a comprehensive Health and Safety Management Program to minimize safety hazards and accidents and promote a healthy workforce. This commitment is part of our culture and includes the following achievements:
•Two of our U.S. golf ball manufacturing facilities are recognized by the U.S. Occupational Safety and Health Administration as "VPP Star" facilities. The VPP Star program is a "Voluntary Protection Program," by which eligible facilities voluntarily commit to an enhanced program of protection for their manufacturing associates. The operation of our facility in Thailand is virtually indistinguishable from our U.S. operations from a health and safety perspective and is certified to the ISO 9001 quality standard.
•The operation of our golf glove factory in Thailand is certified to the TLS 8001 Thai labor standard, ISO 9001 quality standard, ISO 14001 environmental standard and ISO 45001 occupational health and safety standard.
•The Company finished 2024 with a fatality rate of zero.
•The Company finished 2024 with an OSHA Recordable Incident Rate of 1.4 and an OSHA DART Rate of 1.0, which are 44% and 29% lower than the industry average, respectively.

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•The Company did not have any product recalls in 2022, 2023 or 2024.
Acushnet HealthWise is our associate initiative intended to foster a culture that encourages and supports associate safety, health and wellness. Through partnerships with the medical community and Acushnet HealthWise Coaches, associates gain access to high-quality health and wellness services. HealthWise allows associates to create a personalized path and earn incentives on their wellness journey, focusing on what is important and meaningful to each individual. Whether activity, nutrition, sleep, stress, financial health, family health, mental well-being, or philanthropy, associates choose whatever helps make them a healthier and happier associate. Acushnet encourages and supports healthy behaviors by offering various on-site and virtual services, including educational programs, fitness center programming, wellness coaching, physical therapy, chiropractic care, mental health care, massage therapy, acupuncture and reflexology, as well as volunteer activities in our local communities.
We seek to foster a culture that is representative of our global locations, where the unique backgrounds and perspectives of our associates enrich the experiences of each other, dedicated golfers and the communities around us. Guided by our strong corporate values, we seek to take a fair and transparent approach across all business activities, including when recruiting new associates, retaining talent, engaging with our local communities and providing opportunities for customers to interact with our products and brands.
During 2024, we demonstrated our commitment to further developing our culture through a variety of initiatives, including:
•Continued expansion of our global Community Circles platform, which provides associates with resources to support their mental health and well-being;
•Launched three associate resource groups, each of which is open to all salaried associates, in order to strengthen our associates' connections with, and sense of belonging within, the Company; and
•Broadened our talent attraction efforts in partnership with universities, community organizations and professional groups.
During 2024, we also continued to invest in the following organizations and industry partners as part of our ongoing efforts to strengthen and grow the game of golf:
•First Tee, a nonprofit organization with the stated goal of improving children's life skills through golf lessons;
•PGA Works, a fellowship program designed to create a robust experience for young professionals beginning their careers in the golf industry;
•Make Golf Your Thing, a collaborative effort across the golf industry to ensure that the future of golf is open to everyone;
•Folds of Honor, a nonprofit that provides educational scholarships to the children and spouses of fallen and disabled military service members and first responders; and
•Thurgood Marshall College Fund, a nonprofit that promotes career readiness through scholarships, leadership development and immersive experiences for students.

Supply Chain and Human Rights
We strive to do business with suppliers that share our commitment to ethical business principles. To support this goal, our Global Human Rights Policy and our long-standing Supplier Citizenship Policy (both available on our website at www.acushnetholdingscorp.com/investors under "Governance") establish guidelines for our associates and our supply chain that respect human rights, labor rights, workplace safety and protection of the environment.

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We expect all of our associates and our suppliers worldwide to conduct their business activities according to these policies and in compliance with all applicable national and international laws and regulations. Suppliers are selected, and then monitored, based in part on compliance with these policies and our global citizenship supplier expectations are communicated to each supplier. Appropriate levels of compliance review are undertaken depending upon the suppliers' risk profiles. To ensure suppliers demonstrate compliance with our policies, or evidence they are working towards such compliance, we perform supplier audits in accordance with our Supplier Review Program (available on our website at www.titleist.com/corporate-responsibility under "Supplier Review Program"). In addition, each year, we file a Form SD and related Conflict Minerals Report with the SEC that describes our efforts to ensure that the tin, tantalum, tungsten and gold in our products are responsibly sourced.

Community Engagement As bridge builders, we seek to harness the collective power of our associates to drive positive changes to the communities in which we live, work and play.

Recent and ongoing community engagement includes:
•Formation of an associate led committee focused on enhancing our charitable giving process within the United States.
•Partnership with the United Way through corporate fundraising, holiday giving, food, clothing and school supply drives and natural disaster relief, including grants to the United Way of Greater Los Angeles for wildfire relief.
•Donations to local non-profits and community organizations, including New Bedford Ballet, the Zeiterion Performing Arts Center and YMCA Southcoast.
•Food drives and related donations of excess cafeteria food to local homeless shelters.
CONTROLLED COMPANY EXEMPTION
Acushnet is a “controlled company” within the meaning of the rules of the NYSE because Magnus owns more than 50% of our outstanding shares of common stock. Consequently, we are not required to comply with certain of the NYSE corporate governance requirements, such as the requirement to have a majority of independent directors on our Board of Directors, or the requirement to have a compensation committee and nominating and corporate governance committee comprised of independent directors. Notwithstanding the availability of these exemptions, our Board of Directors has determined to have a majority of independent directors, an entirely independent Compensation Committee and an entirely independent Nominating and Corporate Governance Committee.

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DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines define an "independent" director in accordance with NYSE listing standards and require the review of the independence of each director at least annually. Accordingly, our Board of Directors has undertaken a review of the independence of each director and director nominee and determined that all directors except Mr. Maher are independent under our and NYSE listing standards, that Ms. Singer and Messrs. Lee and Tishman meet the additional independence requirements applicable to compensation committee members under NYSE listing standards, and that Messrs. Hewett and Tishman and Ms. Cunningham also meet the additional independence requirements of Rule 10A-3 of the Exchange Act applicable to audit committee members.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

28	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.

Proposal Two

Ratification of Independent Registered Public Accounting Firm

FEES PAID 31

VOTE REQUIRED 31

VOKEY DESIGN
VOKEY DESIGN
VOKEY DESIGN
Titleist

Proposal Two Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as our independent registered public accountant and to audit our consolidated financial statements for the fiscal year ending December 31, 2025. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. PwC was our independent registered public accounting firm for our 2024 audit.
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Additionally, the Audit Committee may delegate to one or more members the authority to review and pre-approve any such services in between the Audit Committee's regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All of the audit and permissible non-audit services provided by PwC in fiscal year 2024 and related fees were approved in accordance with the Audit Committee’s policy.
Before selecting PwC, the Audit Committee considered the firm's qualifications as independent registered public accountants and concluded that, based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by PwC would impair PwC's independence and concluded that they did not. If the stockholders do not ratify the selection of PwC, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF PwC AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM
A representative of PwC will attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

30	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 2

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The aggregate fees for professional services rendered by our principal accountants, PwC, for the years ended December 31, 2024 and 2023 were:

	2024	2023

Audit Fees(1)	5,562,744	5,578,240
Audit-Related Fees(2)	754,631	153,243
Tax Fees(3)	604,014	606,552
All Other Fees(4)	6,411	6,243
Total	6,927,800	6,344,277

(1)"Audit Fees" consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include $830,249 and $810,000, respectively, of expenses reimbursable by Misto for professional services rendered in connection with the audit of our 2024 and 2023 annual financial statements prepared on an International Financial Reporting Standards ("IFRS") basis and provided to Misto. Misto reimbursed us for the 2023 fees related to these services in May 2024 and has agreed to reimburse us for fees related to the preparation of the 2024 annual financial statements.
(2)"Audit-Related Fees" generally consist of assurance and related services, including audits of financial statements of employee benefit plans, that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For 2024, audit-related fees includes fees to PwC in connection with the pre-implementation phase of the Company's new enterprise resource platform.
(3)    "Tax Fees" include the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance and the preparation of tax returns and refund requests.
(4)    "All Other Fees" include the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under "Audit Fees," "Audit-Related Fees" or "Tax Fees."
VOTE REQUIRED AND BOARD RECOMMENDATION
Stockholder ratification is not required for the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025; however, our Board of Directors is submitting the selection of PwC to our stockholders for ratification because we value our stockholders' views on our independent registered public accounting firm.
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of PwC as our independent registered public accountants for fiscal year 2025.

Our Board of Directors recommends that you vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2025.

2025 Proxy Statement	Acushnet Holdings Corp.	31

Report of the Audit Committee

The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading "Information About Our Board of Directors and Corporate Governance-Board Leadership Structure-Committees of our Board of Directors-Audit Committee" in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company's internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Gregory Hewett, Chair
Steven Tishman
Leanne Cunningham

32	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.

Proposal Three

Non-Binding Vote on Executive Compensation

VOTE REQUIRED 34

Proposal Three Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and compensation tables and related narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to consider the results of this vote.
The text of the resolution in respect of Proposal 3 is as follows:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED."
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the compensation of our named executive officers presented in the Compensation Discussion and Analysis on pages 46-58, as well as the discussion regarding the Compensation Committee on page 20.
The shares represented by your proxy will be voted "FOR" the approval of the compensation paid to our named executive officers unless you specify otherwise.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
VOTE REQUIRED AND BOARD RECOMMENDATION
Although the vote on the compensation paid to our named executive officers is non-binding, the resolution will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Our Board of Directors recommends that you vote "FOR" the approval of the compensation paid to our named executive officers.

34	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.

GT3
Titleist

Proposal Four

PROPOSAL SUMMARY	36
MATERIAL AMENDMENTS	37
KEY DATA	37
PROPOSED PLAN SUMMARY	38
FEDERAL INCOME TAX CONSEQUENCES	42
NEW PLAN BENEFITS	44
VOTE REQUIRED	44

Proposal Four Amendment and Restatement of the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan

SUMMARY OF THE PROPOSAL

We are seeking stockholder approval to amend and restate the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan (as amended to date, the “Equity Plan”). On April 7, 2025, our Board approved an amendment and restatement of the Equity Plan (the “Proposed A&R Equity Plan”), with the Proposed A&R Equity Plan to be effective subject to stockholder approval at the Annual Meeting.
The Proposed A&R Equity Plan, which is attached as Annex A to this proxy statement, would, among other things:
•increase the number of shares of common stock available for grant under the plan by 1,266,000 shares; and
•extend the term through June 2, 2035.
The foregoing is not a comprehensive list of the proposed changes to the Equity Plan, some of which are described in more detail below. For further and complete information on the terms of the Proposed A&R Equity Plan, please see the full text of the Proposed A&R Equity Plan attached as Annex A to this proxy statement.
Our Compensation Committee and our Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, motivating and retaining world class talent to drive the Company’s success while stewarding golf’s leading performance and quality brands. We also believe that our ability to do so depends on being able to offer key personnel competitive compensation, and equity is a key component of our compensation program. We grant equity to our key employees to achieve our strategic objectives by:
•motivating participants to achieve the Company’s financial goals;
•promoting retention through the use of multi-year vesting schedules;
•encouraging loyalty;
•fostering alignment with the interest of the Company’s stockholders; and
•providing incentives that are competitive with those of companies with which the Company competes for talent.
As of the Record Date, a total of 1,926,275 shares (rounded to the nearest whole share) remained available for future awards under the Equity Plan.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ACUSHNET HOLDINGS CORP. 2015 OMNIBUS INCENTIVE PLAN

36	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4

MATERIAL AMENDMENTS
The material differences between the Equity Plan and the Proposed A&R Equity Plan are described below, and such descriptions are qualified in their entirety by reference to the complete text of the Proposed A&R Equity Plan, which is attached as Annex A to this proxy statement. The following discussion does not address all of the updates or revisions to the Equity Plan, including certain clarifications and ministerial changes. For further and complete information on the terms of the Proposed A&R Equity Plan, we encourage you to refer to the complete text of the Proposed A&R Equity Plan.
Increase in Share Reserve. Upon adoption, the maximum aggregate number of shares of our common stock authorized for issuance under the Proposed A&R Equity Plan would be 9,456,000, reflecting an increase of 1,266,000 shares authorized for issuance as compared to the Equity Plan. Assuming that aggregate equity awards are granted at levels consistent with recent historical practices, we generally expect that the share reserve under the Proposed A&R Equity Plan will be sufficient to cover the Company’s projected stock grants for a period of approximately five years.
Term. The term of the Proposed A&R Equity Plan would expire on June 2, 2035, unless extended by stockholder approval in the future.
KEY DATA
When approving the Proposed A&R Equity Plan, our Compensation Committee considered the burn rate with respect to the equity awards granted by the Company, as well as our overhang. We calculate our burn rate by dividing the total number of equity awards the Company granted in a fiscal year by the weighted average number of shares of common stock outstanding during the year. We calculate our overhang by dividing (i) the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans by (ii) the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our equity plans. Our average share burn rate for the past three fiscal years was approximately 0.84%, which is comparable to the median three-year average share burn rate of 1.23% for our peer group (described in more detail on pages 48-49. Our overhang as of the Record Date was 5.25%, which was significantly less than the median overhang of our peer group of 8.0%. If the Proposed A&R Equity Plan is approved, our overhang would increase to 7.34%, which is still less than that of the median of the peer group.
The following table sets forth information regarding outstanding equity awards and shares available for future equity awards under the Equity Plan as of the Record Date (without giving effect to approval of the Proposed A&R Equity Plan):

Total shares underlying outstanding unvested or deferred time-based restricted stock unit awards	702,114
Total shares underlying outstanding unearned or deferred performance-based restricted stock unit awards (measured at target)	484,661
Total shares underlying outstanding stock options	0
Total shares currently available for grant under the Equity Plan	1,981,461
Total shares of common stock outstanding as of the Record Date	60,013,024
On the Record Date, the closing market price of our common stock, the class of stock underlying all awards subject to the Equity Plan, was $61.74 per share as reported on the NYSE.
PROMOTION OF GOOD GOVERNANCE PRACTICES
We believe that the Proposed A&R Equity Plan is consistent with principles of good corporate governance, including the following:
•stock options may not have a term in excess of ten years, may not be repriced without stockholder approval, and may not be granted at a discount to the fair market value of our common stock on the grant date;
•annual limit on equity and cash compensation that may be awarded to non-employee directors;

2025 Proxy Statement	Acushnet Holdings Corp.	37

PROPOSAL 4	TABLE OF CONTENTS

•in no event will dividends or dividend equivalents be paid during the service or performance period with respect to unvested time-based or unearned performance-based awards;
•awards are subject to our Policy for Recoupment of Incentive Compensation, as amended from time to time, or any other recovery, recoupment, or similar “clawback” policy maintained by the Company;
•no "reload" stock options or stock appreciation rights; and
•annual limit on the number of shares underlying awards and the maximum cash amount under incentive awards granted to an individual.
SUMMARY OF THE PROPOSED A&R EQUITY PLAN
The following summary of the material terms of the Proposed A&R Equity Plan is qualified in its entirety by reference to the complete text of the Proposed A&R Equity Plan, which is attached as Annex A to this proxy statement. Stockholders are encouraged to read the text of the Proposed A&R Equity Plan in its entirety.
Purpose. The purpose of the Proposed A&R Equity Plan is to provide a means through which to attract and retain key personnel and to provide a means through which our directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) can acquire and maintain an equity interest in our Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Eligibility. Awards under the Proposed A&R Equity Plan may be granted to employees, directors, advisors and consultants of the Company and its subsidiaries. As of the Record Date, there were approximately 240 employees, including five named executive officers and seven non-employee directors, eligible to receive awards under the Proposed A&R Equity Plan. In principle, any advisor or consultant to the Company or its subsidiaries is eligible to participate in the Proposed A&R Equity Plan, subject to certain SEC limitations. However, the Company’s current practice is generally not to grant equity awards to advisors or consultants except in certain limited cases. No advisors or consultants received equity awards under the Equity Plan in the fiscal year ended December 31, 2024.
Effective Date. The Proposed A&R Equity Plan will become effective on June 2, 2025, if it is approved by our stockholders.
Term. The term of the Proposed A&R Equity Plan expires on the tenth anniversary of its effective date.
Administration. The Proposed A&R Equity Plan is administered by our Board or our Compensation Committee (each, as applicable, the “Administrator”). The Administrator has the sole and plenary authority to establish the terms and conditions of any award, consistent with the provisions of the Proposed A&R Equity Plan. The Administrator is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Proposed A&R Equity Plan and any instrument or agreement relating to, or any award granted under, the Proposed A&R Equity Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator deems appropriate for the proper administration of the Proposed A&R Equity Plan; and to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Proposed A&R Equity Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Proposed A&R Equity Plan. Any such allocation or delegation may be revoked by the Administrator at any time. Unless otherwise expressly provided in the Proposed A&R Equity Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Proposed A&R Equity Plan or any award or any documents evidencing awards granted pursuant to the Proposed A&R Equity Plan are within the sole discretion of the Administrator, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders.

38	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4

Shares Subject to the Proposed A&R Equity Plan. The Proposed A&R Equity Plan provides for the issuance of a maximum of 9,456,000 shares of our common stock. Of this amount, the maximum number of shares for which incentive stock options may be granted is 9,456,000; the maximum number of shares for which options or stock appreciation rights may be granted to any individual participant during any single fiscal year is 2,150,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 2,150,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value (as such term is defined in the Proposed A&R Equity Plan) of such shares on the last day of the performance period to which such award relates); and the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, in each case with respect to such individual's service as a director will not exceed $1,000,000 in total value. Except for substitute awards (as described below) and shares that are (i) withheld or tendered in payment of an exercise price or strike price of an award; (ii) covered by a stock appreciation right (to the extent that it is settled in shares, without regard to the number of shares that are actually issued upon exercise); or (iii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of any award, which will not be added back to the number of shares available for future awards under the Proposed A&R Equity Plan, in the event any award expires or is canceled, forfeited, terminated, lapses or otherwise settles without the delivery of the full number of shares subject to such award, including as a result of net settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under the Proposed A&R Equity Plan, unless the shares are surrendered after the termination of the Proposed A&R Equity Plan, and only if stockholder approval is not required under the then-applicable rules of the exchange on which the shares of common stock are listed. Awards may, in the sole discretion of the Administrator, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the total number of shares that may be issued under the Proposed A&R Equity Plan, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under the Proposed A&R Equity Plan after the tenth anniversary of the effective date of the plan, but awards theretofore granted may extend beyond that date.
Options. The Administrator may grant non-qualified stock options and incentive stock options under the Proposed A&R Equity Plan, with terms and conditions determined by the Administrator that are not inconsistent with the Proposed A&R Equity Plan; provided that all stock options granted under the Proposed A&R Equity Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The maximum term for stock options granted under the Proposed A&R Equity Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by our insider trading policy (or any "blackout period" imposed by us), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law, (i) in cash or its equivalent at the time the stock option is exercised; (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Administrator; or (iii) by such other method as the Administrator may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the exercise price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased or (C) through a "net exercise" procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

2025 Proxy Statement	Acushnet Holdings Corp.	39

PROPOSAL 4	TABLE OF CONTENTS

Stock Appreciation Rights. The Administrator may grant stock appreciation rights, with terms and conditions determined by the Administrator that are not inconsistent with the Proposed A&R Equity Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Administrator) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Administrator at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).
Restricted Shares and Restricted Stock Units. The Administrator may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Administrator, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Proposed A&R Equity Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock (except that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than, or in addition to, the passage of time, any dividends payable on such restricted shares of common stock will be retained, and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Administrator, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the sole discretion of the Administrator, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Administrator), which will be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units.
Other Stock-Based and Cash-Based Awards. The Administrator may issue unrestricted common stock, rights to receive grants of awards at a future date, awards that are not stock appreciation rights or restricted stock units or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units) under the Proposed A&R Equity Plan, including performance-based awards, with terms and conditions determined by the Administrator that are not inconsistent with the Proposed A&R Equity Plan.
Performance Compensation Awards. The Administrator may also grant “performance compensation awards” that vest and become exercisable or payable based on the achievement for the specified performance period of specified performance goals selected by the Administrator for such performance period. The Administrator has the sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of our performance (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be determined by the Committee upon the grant of each performance compensation award. Any one or more of the performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure our performance as a whole or any of our divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination thereof as the Administrator may deem appropriate, or any of the performance criteria may be compared to the performance of a selected group of comparison companies or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices.

40	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4

Effect of Certain Events on the Proposed A&R Equity Plan and Awards. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of our common stock (including a change in control), or (b) unusual or nonrecurring events affecting us, including changes in applicable rules, rulings, regulations or other requirements that the Administrator determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (each such event, an “adjustment event”), the Administrator shall make such proportionate adjustments as it deems equitable to (A) the share limits applicable under the Proposed A&R Equity Plan with respect to the number of awards which may be granted thereunder; (B) the number of our shares of common stock or other securities which may be issued in respect of awards or with respect to which awards may be granted under the Proposed A&R Equity Plan and (C) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock or other securities subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award, or (3) any applicable performance measures. In connection with an adjustment event, the Administrator may also exercise its discretion to (i) provide for a substitution or assumption of awards, acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, or a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (ii) provide for cancellation of any one or more outstanding awards and cause payment to the holders of such awards that are vested (including any awards that would vest as a result of the occurrence of such event but for such cancellation) of the value of such awards, if any, as determined by the Administrator (which, if applicable, may be based upon the price per share of common stock received or to be received by our other stockholders in such event), including, without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof. For the avoidance of doubt, the Administrator may cancel any stock option or stock appreciation right for no consideration if the fair market value of the shares subject to such option or stock appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or stock appreciation right.
Amendment and Termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Proposed A&R Equity Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Proposed A&R Equity Plan or for changes in generally accepted accounting principles in the United States ("GAAP") to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Proposed A&R Equity Plan (except for adjustments in connection with certain corporate events) or (iii) it would materially modify the requirements for participation in the Proposed A&R Equity Plan; provided further that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not, to that extent, be effective without such individual's consent.
The Administrator may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided that without stockholder approval, except as otherwise permitted in the Proposed A&R Equity Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (ii) the Administrator may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the cancelled option or stock appreciation right and (iii) the Administrator may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

2025 Proxy Statement	Acushnet Holdings Corp.	41

PROPOSAL 4	TABLE OF CONTENTS

Nontransferability of Awards. An award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Administrator may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant's family members, any trust established solely for the benefit of a participant or such participant's family members, any partnership or limited liability company of which a participant or such participant and such participant's family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Dividends and Dividend Equivalents. The Administrator, in its sole discretion, may provide part of an award with dividends or dividend equivalents, on such terms and conditions as may be determined by the Administrator in its sole discretion; provided that no dividends or dividend equivalents will be payable in respect of outstanding (i) options or stock appreciation rights or (ii) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividends or dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become payable or distributable).
Clawback/Forfeiture. The Administrator may, in its sole discretion, provide for (i) the cancellation of any or all of a participant’s outstanding awards, or (ii) forfeiture by the participant of any gain realized on the vesting or exercise of awards and for the prompt repayment any such gain to us, in each case if the participant violates a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in activity that would be grounds to terminate the participant’s employment or service with us for cause as determined by the Administrator. Without limiting the foregoing, all awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) our Policy for Recoupment of Incentive Compensation, as amended from time to time, or any other clawback, forfeiture or similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law.
FEDERAL INCOME TAX CONSEQUENCES RELATING TO AWARDS GRANTED PURSUANT TO THE PROPOSED A&R EQUITY PLAN
The following summary briefly describes current U.S. federal income tax consequences to a participant who is a citizen or resident of the United States under the Proposed A&R Equity Plan. This discussion is based on the Code, its legislative history, regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof. The summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Proposed A&R Equity Plan are encouraged to consult with their own professional tax advisors concerning tax aspects of rights under the Proposed A&R Equity Plan and should be aware that tax laws may change at any time.
Stock Options. A participant to whom an incentive stock option that qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the participant upon option exercise). No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option.
When the participant sells shares acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price, for which the Company is not entitled to a federal income tax deduction. If the participant does not hold such shares for this period, when the participant sells such shares, the participant will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.
A participant to whom an option that is not an incentive stock option (a "non-qualified option") is granted will not recognize income at the time of grant of such option. When such participant exercises a non-qualified option, the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the participant receives, over the option exercise price. Subject to applicable provisions of the Code and regulations

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TABLE OF CONTENTS	PROPOSAL 4

thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the participant. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.
Stock Appreciation Rights and Equity Appreciation Rights. No federal income tax liability will be realized by a holder upon the grant of a stock appreciation right or equity appreciation right. Upon the exercise of a stock appreciation right or payment in respect of an equity appreciation right, the holder will recognize ordinary income in an amount equal to the fair market value of the shares of stock or cash payment received in respect of the stock appreciation right or equity appreciation right. The Company will be able to deduct this same amount for federal income tax purposes, subject to applicable limitations under the Code.
Restricted Stock. Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the participant, and the Company will not be allowed a tax deduction at the time the restricted stock is granted. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of the Company on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted stock, multiplied by (2) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Company will generally be entitled to a compensation deduction in an amount equal to, and at the same time as, the ordinary income recognized by the participant.
A participant may make an election under Section 83(b) of the Code within 30 days after the date of grant of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of ordinary shares of the Company on such date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant's Section 83(b) election.
Restricted Stock Units. A participant to whom a restricted stock unit is granted generally will not recognize income at the time of grant (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of ordinary shares of the Company or cash in respect of a restricted stock unit, a participant will recognize ordinary income in an amount equal to the amount of cash or the product of (1) the fair market value of a share of the Company on the date on which the ordinary shares of the Company are delivered, multiplied by (2) the number of ordinary shares of the Company delivered. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction. The Company will generally be entitled to a compensation deduction in an amount equal to, and at the same time as, the ordinary income recognized by the participant.
Performance Compensation Awards. Performance compensation awards granted in the form of stock options, restricted stock or restricted stock units will be taxable in the same manner as described above with respect to any particular form of award. Generally, when a performance compensation award denominated in cash is granted, there are no income tax consequences to the participant. Upon payment of cash in respect of such award, the participant will recognize compensation equal to the amount of cash received.
Other Stock-Based and Cash-Based Awards. With respect to other stock-based awards paid in cash or ordinary shares, participants will generally recognize income equal to the fair market value of the ordinary shares or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant.
Code Section 409A. Section 409A imposes an additional 20% income tax, plus, in some cases, interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A and related regulations and that is not exempt from those requirements. While the Administrator intends to administer and operate the Proposed A&R Equity Plan and establish terms with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, the Company cannot assure a participant that additional taxation under Section 409A will be avoided in all cases.

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PROPOSAL 4	TABLE OF CONTENTS

NEW PLAN BENEFITS
Our directors and executive officers have a financial interest in this proposal because, if adopted, the Proposed A&R Equity Plan would increase the number of shares available for issuance to directors, executives and other employees under the Equity Plan, and the directors and executive officers are eligible participants thereunder.
The benefits that will be awarded or paid in the future under the Proposed A&R Equity Plan are not currently determinable. Such awards are within the discretion of the Administrator, and the Administrator has not determined future awards or who might receive them. Accordingly, in lieu of providing information regarding benefits that will be received under the Proposed A&R Equity Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2024 under the Equity Plan.

	Restricted Stock Unit Awards
Name and Position	Dollar Value ($)(1)	Number of Awards (#)

David Maher, President and Chief Executive Officer	5,750,032	86,117
Sean Sullivan, Executive Vice President, Chief Financial Officer	2,000,095	29,955
Mary Louise Bohn, President - Titleist Golf Balls	1,200,057	17,973
Steven Pelisek, President - Titleist Golf Clubs	1,200,057	17,973
Christopher Lindner, President - FootJoy	1,100,036	16,475
All executive officers as of December 31, 2024, as a group	14,498,171	217,136
All current directors who are not executive officers, as a group	1,009,942	15,279
All current employees who are not executive officers, as a group	16,163,315	241,240
(1)The dollar value of restricted stock unit awards is based on the number of shares of RSUs and PSUs granted, as applicable, multiplied by the closing price of our common stock on the NYSE on the applicable date.
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of the proposal.

Our Board of Directors recommends that you vote "FOR" the approval of the amendment and restatement of the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.

44	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.

Titleist

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION	46
COMPONENTS OF OUR PROGRAM	49
INCENTIVES	50
COMPENSATION COMMITTEE REPORT	59
SUMMARY COMPENSATION TABLE	60

Executive Compensation Compensation Discussion and Analysis

INTRODUCTION
This Compensation Discussion and Analysis is designed to explain our compensation philosophy and describe the decisions made by the Compensation Committee with respect to the fiscal 2024 compensation for each of our President and Chief Executive Officer ("CEO"), our Executive Vice President, Chief Financial Officer ("CFO") and the three other most highly compensated executive officers who were serving as such as of December 31, 2024. These five executives are referred to in this Compensation Discussion and Analysis and accompanying tables as our named executive officers:

Name	Title

David Maher	President and Chief Executive Officer
Sean Sullivan	Executive Vice President, Chief Financial Officer
Mary Louise Bohn	President - Titleist Golf Balls
Steven Pelisek	President - Titleist Golf Clubs
Christopher Lindner	President - FootJoy
EXECUTIVE COMPENSATION GOVERNANCE PRACTICES AND PRINCIPLES
Our executive compensation program, similar to our compensation program for employees generally, is aligned with our business strategy and culture. The key priorities of our executive compensation program are to attract, motivate and retain world class talent to drive the Company's success while stewarding golf's leading performance and quality brands. We have designed our executive compensation program to align the compensation actually earned by our named executive officers with our performance by competitively rewarding good performance and more aggressively rewarding superior performance.
A key objective of our executive compensation program is to provide an opportunity for total compensation (consisting of base salary, annual cash incentive compensation and long-term incentive compensation) that:
•aligns the interests of management with those of our stockholders;
•attracts, motivates and retains top-tier talent;
•promotes desired behavior without encouraging unnecessary and excessive risk; and
•rewards executives for superior performance when compared to the market and our competitors.
In establishing the mix of the elements of, and determining appropriate levels for, our executive compensation program, we are generally guided by the following principles:
•Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to achieve and maintain a leadership position in the markets in which the Company competes.

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The Compensation Committee does not formulaically target or position executive compensation at a specific percentile relative to market data, but seeks to set compensation at a competitive level with similar positions at comparable companies. As most of the Company’s direct competitors do not publicly report their compensation practices, in addition to considering the compensation practices of our peer group companies listed in "Resources Guiding Compensation Decisions" below, the Compensation Committee also reviews available compensation data provided by the Compensation Committee's independent compensation consultant, Pearl Meyer, from a broader range of companies in comparable industries and of comparable size (measured by revenue and enterprise value) and business operations. Executive officer compensation is then compared to that of executives holding similar positions in this composite market group, consisting of peer group and other market data.
•A significant portion of total compensation should be tied to Company performance.
Annual cash incentive and long-term incentive compensation represent a significant majority of each named executive officer’s compensation opportunity and are tied directly to Company performance. Under the Company’s compensation plans, performance above target goals results in compensation above target levels, and performance below target goals results in compensation below target levels.
•Compensation should reflect each executive's position, responsibility and experience, and performance-based compensation should comprise a greater proportion of total compensation for senior positions.
Total compensation should generally increase as each executive's level of responsibility and experience increases. A greater percentage of total compensation should be performance-based and, therefore, placed at risk as position and responsibility increase. Accordingly, our named executive officers, who have greater roles and responsibility for achieving the Company’s performance goals, bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if those goals are met or surpassed.
•Incentive compensation should strike a balance between rewarding short-term and long-term performance.
The Company’s executive compensation program focuses management on achieving strong annual performance in a manner that is intended to support the Company’s long-term success and profitability. Accordingly, the Company offers competitive annual cash incentives, while placing a greater emphasis on long-term incentives to further align management and stockholder interests. For 2024, the Company paid incentive compensation based upon the achievement of Company goals rather than individual business unit goals to encourage decision making that is in the best interests of the Company as a whole. For 2025, however, the Company expects to pay incentive compensation based upon the achievement of Company goals and Board-approved strategic objectives, in addition to certain segment operating income targets for our division Presidents. These changes are intended to further align our executive compensation program with Board-approved strategy and goals, while continuing to incentivize and reward superior Company performance.
ROLE OF THE COMPENSATION COMMITTEE, THE BOARD AND EXECUTIVES IN COMPENSATION DECISIONS
The Compensation Committee seeks to implement an executive compensation program that reflects the business priorities of the Company and is designed to attract, motivate and retain top-level executives and that is also aligned with short- and long-term value creation. The Compensation Committee is responsible for overseeing all aspects of our executive compensation program, including determining and approving base salaries, annual incentive compensation, long-term incentive compensation and other benefits provided to the named executive officers. Specific decisions made by our Compensation Committee with respect to the compensation of our named executive officers for 2024, as described in more detail below, were also generally ratified by the full Board.
The Compensation Committee considers executive compensation matters with input and recommendations from Pearl Meyer, as well as from the Company's President and CEO and its Executive Vice President and Chief People Officer (other than with respect to their own compensation). The Company’s Executive Vice President, CFO and other members of senior management also participate in setting the Company’s business plan that informs the short- and long-term performance targets established by the Compensation Committee for use in the Company’s annual cash and long-term incentive programs.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS

SAY ON PAY VOTE OUTCOME AND STOCKHOLDER ENGAGEMENT
As part of its review of the Company’s executive compensation program, the Compensation Committee also considered the results of the advisory vote of stockholders regarding executive compensation taken at the Company’s 2024 Annual Meeting of Stockholders, where over 99% of those shares voted supported our compensation practices.
Based on this strong level of support and its review of our program, the Compensation Committee determined that the Company’s executive compensation program continued to be aligned with the Company's overall business strategy and supported our philosophy of competitively rewarding good performance and more aggressively rewarding superior performance.
Additional information concerning the responsibilities of the Compensation Committee is set forth in “Information About our Board and Corporate Governance-Committees of our Board of Directors-Compensation Committee” above.
RESOURCES GUIDING COMPENSATION DECISIONS
Named executive officer compensation for 2024 was set using the following references:

Internal References	External References

•Historical company and individual performance	•Direct competitor and peer group pay data
•Business strategy and outlook	•Industry/broader market survey pay data
•Position criticality and demand	•Performance compared to competitors/market

Certain references can be given more weight than others, depending on the nature of the decision being made.
Most of the Company’s direct competitors are not stand-alone publicly traded companies; rather, they are part of larger corporate conglomerates and/or are privately held. Thus, it can be difficult to obtain meaningful specific comparative data on their golf businesses. In addition, the Company often competes for executive talent with companies outside the golf industry. As a result, in considering compensation decisions for our named executive officers, the Compensation Committee evaluates composite market group information that includes both compensation levels for executives in similar positions at our peer group companies and other companies of similar size, sector and business profile, even if in different industries.
The Compensation Committee has engaged Pearl Meyer as its independent compensation consultant to provide advice about whether the Company’s compensation program is generally consistent with the Company’s guiding principles and continues to be aligned with stockholder interests and with evolving best practices. Pearl Meyer representatives report directly to the Compensation Committee, generally attend each Compensation Committee meeting and have assisted the Compensation Committee in assessing comparative market data and compensation trends that are relevant to the setting of the Company’s compensation levels for 2024 and beyond.
The Company’s peer group is reviewed periodically, with input from Pearl Meyer, and updated as appropriate to ensure that the companies in the peer group continue to serve as a reasonable source of comparison for compensation purposes. The methodology used to review the peer group seeks to identify companies that (1) are comparable in size, (2) are global, (3) offer branded products and (4) manufacture their own products. The Compensation Committee has responsibility for formally reviewing and approving the peer group companies. The Company’s peer group, as determined by the Compensation Committee, for purposes of 2024 executive compensation decisions consisted of the 12 companies set forth below.

Columbia Sportswear Company	Helen of Troy Limited	Under Armour, Inc.
Crocs, Inc.	Kontoor Brands, Inc.	Vista Outdoor Inc.
Deckers Outdoor Corp.	Steve Madden, Ltd.	Wolverine World Wide, Inc.
G III Apparel Group, Ltd.	Topgolf Callaway Brands Corp.	YETI Holdings, Inc.

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As discussed in the Compensation Discussion and Analysis included in last year's proxy statement, the Compensation Committee determined to update the peer group for purposes of its 2024 executive compensation decisions by replacing Energizer Holdings, Inc., La-Z-Boy Incorporated, Oxford Industries, Inc. and Tempur Sealy International with Columbia Sportswear Company, Under Armour, Inc. and YETI Holdings, Inc. In connection with its most recent review of the Company's peer group in July 2024 in preparation for the 2024/2025 executive compensation review, the Compensation Committee decided to make no changes to the Company's peer group for purposes of its 2025 executive compensation decisions.
COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The 2024 executive compensation program consists of base salary and annual cash incentives, together with equity compensation for each named executive officer, which was granted in the form of RSUs and performance stock units ("PSUs"). These equity grants were intended to motivate performance for 2024, 2025 and 2026.
Each element of compensation, discussed further below, is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation. The amount of total compensation intended to come from each element varies with an executive’s position, level of responsibility, experience and demand for the position, and reflects the principles that total compensation should increase with position, responsibility and experience and that a greater percentage of an executive’s total compensation should be tied to corporate performance, and therefore be at risk, as an executive’s position and responsibilities increase.

Element of Pay	Summary	Purpose

Base Salary	Fixed compensation provided for service in a particular role	Provide a secure form of income for executives
Annual Cash Incentive	Adjusted EBITDA(1) based incentive plan	Incentivize achievement of the annual operating plan
RSUs	Time-based equity awards	Retain executives over the long-term and align management and stockholder interests
PSUs	Performance-based equity awards that vest upon the achievement of operating income and return on invested capital metrics	Motivate executives to achieve superior business results that focus on profitability and the effective use of capital and also align management and stockholder interests
Other
Retirement benefits provided through a 401(k) Plan participant match, and limited perquisites, which may include reimbursement of golf club initiation fees and dues, financial planning services, and golf equipment, gear and wear
Encourage retirement savings and enhance visibility of the Company's brands in the golf industry
(1)“Adjusted EBITDA” represents net income (loss) attributable to Acushnet Holdings Corp. adjusted as described in "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations," Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2024.
Consistent with the Company’s compensation philosophy, the 2024 executive compensation program incorporated a balance of guaranteed and at-risk compensation. Set forth below is a more detailed description of each of the elements of the 2024 executive compensation program. More detailed information concerning the compensation paid to the named executive officers for 2024 is set forth in the compensation tables and related footnotes and narrative disclosure following this Compensation Discussion and Analysis.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS

BASE SALARY
Base salaries serve as the guaranteed cash portion of an executive’s total compensation. Base salary is intended to compensate each named executive officer for performing his or her job responsibilities on a day-to-day basis. Each named executive officer’s base salary is set at a competitive level based upon the named executive officer’s experience, position and scope of responsibility. In setting an executive’s base salary, the Compensation Committee considers the complexity of the individual's job requirements, the performance expectations associated with the position and market data as described above, as well as each named executive officer’s base salary relative to the Company's other executive officers. The Compensation Committee reviews base salaries annually and makes adjustments as appropriate in light of individual performance as well as any changes in the nature or scope of a named executive officer’s duties and/or the competitive marketplace.
Based on this review, the Compensation Committee increased the 2024 base salary for Mr. Maher by approximately 4.0% to align his salary more closely with the base salaries of executives holding similar positions at companies within our composite market group, and increased the 2024 base salaries for each of Ms. Bohn and Mr. Pelisek by approximately 6.1% in recognition of their significant leadership positions within the Company and to incentivize and reward performance. Mr. Sullivan received a merit increase in base salary for 2024 of approximately 4.4%, and Mr. Lindner's base salary level was unchanged from 2023.
The base salary for each of the named executive officers at the end of 2024 was as follows:

Name	2024 Base Salary ($)

David Maher	1,125,000
Sean Sullivan	705,000
Mary Louise Bohn	610,000
Steven Pelisek	610,000
Christopher Lindner	575,000
ANNUAL CASH INCENTIVES
In addition to receiving a base salary, each named executive officer has the opportunity to earn an annual cash incentive, which serves as the short-term incentive compensation element of our executive compensation program. As noted above, the annual cash incentive payment is based upon the Company’s Adjusted EBITDA achieved for the fiscal year and is intended to incentivize our named executive officers to drive a high level of corporate performance and execute the Company's annual business plan. The Compensation Committee chose Adjusted EBITDA as the metric for our annual cash incentives because it is an important measure of the Company's financial performance and rewards increased Company profitability. In addition, this metric provides a consistent measure that is well understood by our employees and is the primary metric used in our credit facility and in the development of our strategic plans.
Annual Cash Incentive Opportunity
For 2024, annual cash incentive opportunities for the named executive officers were dependent upon the Company achieving certain Adjusted EBITDA targets, with correspondingly higher incentive payouts for stronger performance, up to a maximum award level.

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	Threshold (50%)	Target (100%)	Maximum (200%)

Adjusted EBITDA	$340.0M	$400.0M	$460.0M
Percentage of target	85%	100%	115%
Payout opportunity (as a % of target)	50%	100%	200%
If the Company’s Adjusted EBITDA results are between threshold and target levels, or between target and maximum levels, straight line interpolation is used to determine the percentage of the incentive target that is achieved.
When setting the threshold, target and maximum levels of the Adjusted EBITDA performance goal for 2024, the Compensation Committee considered the Company’s performance in 2023, the Company’s 2024 operational goals and the competitive climate in the marketplace and the ranges utilized by companies within the Company's peer group. Each named executive officer's incentive target was set as a percentage of base salary, reflecting his or her position, responsibility and experience, and was determined by the Compensation Committee to be competitive with the cash bonus and total compensation of similarly positioned executives of comparable companies. The 2024 incentive target, as a percentage of base salary, for Mr. Maher was increased by 10% from his 2023 incentive target based on the Compensation Committee's determination that such an increase would further align Mr. Maher's annual incentive opportunity with that of executives holding similar positions at companies within our composite market group. The Compensation Committee determined to leave the 2024 incentive targets for each of Ms. Bohn and Messrs. Sullivan, Pelisek and Lindner unchanged from their respective 2023 incentive targets.
Each year, the Compensation Committee evaluates the potential annual cash incentive opportunities that could be earned by each of the named executive officers based on achievement of the threshold, target and maximum levels of the Adjusted EBITDA performance goal established by the Compensation Committee, as well as the Company's most recent achievement levels for annual cash incentive awards, in order to ensure that the annual cash incentive program continues to be aligned with the Company's general compensation principles discussed above. In connection with its most recent review of the Company’s annual cash incentive program in February 2025, the Compensation Committee chose different performance metrics for the 2025 annual cash incentive payouts. For our Chief Executive Officer and Chief Financial Officer, ten percent (10%) of these awards will be based on individual achievement of Board-approved strategic objectives, and ninety percent (90%) will be based on the Company’s achievement of the predetermined Adjusted EBITDA performance goal. For our division Presidents, ten percent (10%) of these awards will be based on individual achievement of Board-approved strategic objectives, fifteen percent (15%) will be based on the achievement of certain segment operating income targets, and seventy-five (75%) will be based on the Company’s achievement of the predetermined Adjusted EBITDA performance goal.
The chart below lists the annual cash incentive performance payout percentages from 2019 through 2023:

2019	2020	2021	2022	2023

96.0%	121.0%	200.0%	98.1%	133.8%

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS

Incentive targets for 2024 for each of the named executive officers were as follows:

Name	Targeted % of Base Salary (%)	Base Salary ($)	Target Incentive ($)

David Maher	130	1,125,000	1,462,500
Sean Sullivan	85	705,000	599,250
Mary Louise Bohn	65	610,000	396,500
Steven Pelisek	65	610,000	396,500
Christopher Lindner	65	575,000	373,750
Actual 2024 Annual Cash Incentive Payout
The Company achieved 2024 Adjusted EBITDA(1) of $404.4 million, resulting in an achievement level of 107.4% of the target incentive for each of the named executive officers. The Compensation Committee determined that these payouts were appropriate and did not exercise any additional positive or negative discretion with respect to the 2024 incentive program payouts, which are set forth in the table below.

Name	Incentive Target ($)	Achievement Level (%)	Incentive Payout ($)

David Maher	1,462,500	107.4	1,570,725
Sean Sullivan	599,250	107.4	643,595
Mary Louise Bohn	396,500	107.4	425,841
Steven Pelisek	396,500	107.4	425,841
Christopher Lindner	373,750	107.4	401,408
(1)    See "Management's Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Measures," Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2024, for a reconciliation of Adjusted EBITDA to net income attributable to Acushnet Holdings Corp., the most directly comparable GAAP financial measure.
LONG-TERM INCENTIVES
2024 RSU and PSU Grants. Consistent with its compensation philosophy and as a means of further aligning the interests of the named executive officers with those of the Company's stockholders, in 2024 the Compensation Committee granted a substantial portion of each named executive officer's total compensation in the form of long-term, stock-based, incentive compensation. In addition, within the Company's long-term incentive compensation framework, the Compensation Committee continued to place a greater portion of the named executive officers' long-term compensation "at risk" in the form of PSUs, with the intent of ensuring that above-market compensation required above-market performance. Sixty percent (60%) of each named executive officer's long-term incentive grant value (measured at target) was issued in the form of PSUs, with the remaining forty percent (40%) issued in the form of RSUs. The RSUs vest ratably over a three-year period, generally subject to the named executive officer's continued employment with the Company through each vesting date, and the PSUs will cliff-vest after three years, generally subject to the named executive officer's continued employment with the Company and the Company's achievement of predetermined performance metrics. As with previous PSU grants, fifty percent (50%) of the PSU awards are eligible to be earned based on the

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Company's achievement of certain three-year cumulative adjusted operating income goals and fifty percent (50%) are eligible to be earned based on the Company's three-year average return on invested capital. The Compensation Committee's current intention is to make long-term incentive grants annually.
In determining the target value of the RSUs and PSUs, the Compensation Committee worked with Pearl Meyer to review each named executive officer's total compensation in relation to composite market group data and the Company's desire to link named executive officer compensation to stockholder return. Based on these considerations, the Compensation Committee established an annual target value for each executive officer's long-term incentive grants that was intended to appropriately incentivize the named executive officer to help the Company achieve and maintain its leadership position in the markets in which we compete. As a result, given the Compensation Committee's desired market positioning for total compensation for each of Mr. Maher, Ms. Bohn and Mr. Pelisek, and reflecting on their respective performances and roles within the organization, the Compensation Committee increased the long-term incentive annual target value by 15% from the corresponding level for 2023 for Mr. Maher in recognition of the Company's strong performance in the prior year and to further strengthen his competitive pay position, and by approximately 9.1% for each of Ms. Bohn and Mr. Pelisek in recognition of their significant leadership positions within the Company and to further incentivize and reward performance. With respect to Mr. Sullivan and Mr. Lindner, the Compensation Committee determined that their total compensation levels were consistent with the Compensation Committee's desired market positioning for them in consideration of their respective performances and roles, and therefore determined to leave their respective 2024 long-term annual incentive target values unchanged from their corresponding levels for 2023. The target number of shares underlying the RSU and PSU awards was determined by reference to the closing price of our common stock on the NYSE on the date the Compensation Committee approved the grants.
2024 LONG-TERM INCENTIVE GRANTS

Name and Award Type	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards at Target ($)

David Maher	—	—	—
RSU	2/15/2024	34,447	2,300,026
PSU	2/15/2024	51,670	3,450,006
Sean Sullivan	—	—	—
RSU	2/15/2024	11,982	800,038
PSU	2/15/2024	17,973	1,200,057
Mary Louise Bohn	—	—	—
RSU	2/15/2024	7,189	480,010
PSU	2/15/2024	10,784	720,048
Steven Pelisek	—	—	—
RSU	2/15/2024	7,189	480,010
PSU	2/15/2024	10,784	720,048
Christopher Lindner	—	—	—
RSU	2/15/2024	6,590	440,014
PSU	2/15/2024	9,885	660,021

2025 Proxy Statement	Acushnet Holdings Corp.	53

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

2022-2024 PSUs. Consistent with its compensation philosophy of aligning executive compensation with the Company’s long-term performance, the Compensation Committee granted PSUs in 2022 to the named executive officers employed by the Company at that time because it believed such grants incentivized the named executive officers to execute the Company's three-year strategic plan.
The PSUs granted in 2022 vested on February 1, 2025 and were earned based on the Company's achievement of predetermined performance metrics. Fifty percent (50%) of these PSU awards were eligible to be earned based on the Company's achievement of certain three-year cumulative adjusted operating income goals and fifty percent (50%) were eligible to be earned based on the Company's three-year average return on invested capital. The Compensation Committee chose adjusted operating income because it measured how profitably management operated the Company over the three-year performance period and was distinct from the profitability metric (Adjusted EBITDA) used in the Company's annual cash incentive plan and chose return on invested capital because it measured the efficiency of the Company's deployment of capital. The Company's achievement against these two performance metrics, and the resulting percentages of PSUs that became earned based on these results, are set forth below.
2022-2024 PSU GOALS AND RESULTS

	Adjusted Operating Income ($) (1)	Payout (%)	Return on Invested Capital (%)	Payout (%)	Combined

Threshold	713.8M	50.0	11.25	50.0
Target	860.0M	100.0	13.50	100.0
Max	1,006.2M	200.0	15.75	200.0
Achievement	871.1M	107.6	14.66	151.6	129.6
(1)    Adjusted Operating Income was calculated by excluding M&A transaction, restructuring and impairment expenses from the Company's income from operations for 2022, 2023 and 2024, as reported in the Company's audited financial statements.
The actual number of PSUs earned by our named executive officers (other than Mr. Sullivan, who did not hold these awards) is equal to the target award opportunity for each individual multiplied by the payout percentage of 129.6% for the three-year cycle, as shown below:

Name	2022 PSU Target Award (in shares) (#)	DERs Issued(1) (#)	Performance Factor (%)	Earned PSUs (in shares) (#)

David Maher	54,596	1,726.33	129.6	72,993.74
Mary Louise Bohn	13,649	616.51	129.6	18,488.10
Steven Pelisek	13,649	—	129.6	17,689.10
Christopher Lindner	13,649	—	129.6	17,689.10
(1)    Shares reported include dividend equivalent rights on shares deferred by Mr. Maher and Ms. Bohn, pursuant to the Company's Employee Deferral Plan. Dividend equivalents were paid in cash for officers who elected not to defer the underlying shares subject to the PSUs. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" below.

54	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION

BENEFITS AND PERQUISITES
The named executive officers receive various benefits in order to enhance their productivity, provide for healthcare needs and encourage work/life balance. In addition to providing the named executive officers with the same broad-based health and welfare benefits made available to our employees generally, including health, dental and vision coverage, coverage under various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off, the Company also provides the named executive officers with financial planning services, subsidized golf club memberships and a limited amount of the Company's golf equipment, gear and wear, in each case, consistent with the Company's position as a leader in the golf industry.
The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted, including, for example, in connection with executive relocations. See the “Summary Compensation Table” and related footnotes below for additional information about the value of benefits and perquisites provided to our named executive officers in 2024.
Retirement Plans
The Company maintains a qualified defined benefit pension plan, a nonqualified defined benefit pension plan and a qualified defined contribution plan that provide for the payment of retirement benefits to participants. After meeting certain requirements, a participant acquires a vested right to benefits under these plans.
Pension Plan
The Company has historically provided retirement plan benefits to its employees under the Acushnet Company Pension Plan (the “Pension Plan”). The Pension Plan is a qualified defined benefit pension plan that provides retirement benefits commencing on the participant’s normal retirement date, which is the first day of the calendar month coincident with or next following a participant’s 65th birthday, based on participant earnings. Each of our named executive officers, other than Messrs. Sullivan and Lindner (each of whom commenced employment after the Pension Plan was closed to new participants), is a participant in the Pension Plan and is fully vested in his or her benefits under the Pension Plan. Payouts under the Pension Plan are normally made in the form of a life annuity, unless another payment option is elected. Effective December 31, 2015, the Pension Plan was closed to new participants and benefit accruals ceased for members (1) who had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more.
SERP
The Company also maintains a supplemental executive retirement plan (the “SERP”), which is an unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Each of our named executive officers, other than Messrs. Sullivan and Lindner (each of whom commenced employment after the SERP was amended to cease benefit accruals for certain participants, as described below), is a participant in the SERP and is fully vested in his or her benefits under the SERP. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant’s retirement date, subject to any delay required under applicable tax rules. Effective December 31, 2015, the SERP was amended to cease benefit accruals for participants (1) who had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more. Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP.
Defined Contribution Plan
The Acushnet Company 401(k) Plan (the “401(k) Plan”) allows participants to defer a portion of their compensation into the 401(k) Plan, with the Company providing a matching contribution on such deferrals up to 3.5% of the participant’s eligible compensation for those who are eligible to participate in the Pension Plan and 6.0% for those who are not eligible to participate in the Pension Plan. Each of our named executive officers participates in the 401(k) Plan.

2025 Proxy Statement	Acushnet Holdings Corp.	55

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

RETIREE HEALTH BENEFITS
The Company maintains a retiree medical health plan, which provides medical coverage to employees who retire directly from the Company, have achieved the age of 55, have completed 10 or more years of service and were hired prior to January 1, 2004. The costs under this plan are shared between the Company and the retiree with the costs split based on years of service and date of retirement. This split is specific to each retiree and does not change over time. Under the plan, retirees and their spouses under age 65 are eligible for the same medical and dental plans available to active employees and retirees age 65 and over are eligible for retiree-specific plans. Each of Ms. Bohn and Messrs. Maher and Pelisek is eligible for the retiree medical plan. Messrs. Sullivan and Lindner are not eligible for the program based on their dates of hire.
DEFERRED COMPENSATION
The Company established the Excess Deferral Plan II (“EDP”) in 2005 for the purpose of providing deferred compensation for a select group of management or highly compensated employees, including Ms. Bohn and Messrs. Maher and Pelisek. Our other named executive officers were either not participants in, or eligible for, the EDP. As of July 29, 2011, in connection with a prior sale of the Company, all Company matching contributions and employee contributions to the plan were frozen and employee salary and incentive deferral accounts were distributed. All that remains in the EDP is the portion of participants’ accounts attributable to Company matching credits to the plan made prior to July 29, 2011. See “Nonqualified Deferred Compensation for 2024” below for information relating to the EDP accounts of our named executive officers.
In December 2017, the Company established the Employee Deferral Plan, a nonqualified deferred compensation plan, for the purpose of allowing eligible participants, including the named executive officers, to elect to defer the receipt of all or any portion of shares of our common stock issuable upon the vesting of PSUs and RSUs under the Equity Plan. Participants who elect to defer PSUs and RSUs will be credited with dividend equivalent rights with respect to their deferred PSUs and RSUs to the extent the Company pays an ordinary cash dividend on our common stock. Mr. Maher and Ms. Bohn elected to defer the receipt of some or all of the shares under RSU awards that began to vest following the conclusion of the 2018 fiscal year, as well as shares under PSU awards that were earned based on Company performance for the three-year period ending December 31, 2024, as further detailed below in “-Outstanding Equity Awards as of December 31, 2024.”
SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
Executive Severance Plan
In 2024, all of our named executive officers except for Mr. Maher were eligible for severance benefits under the Acushnet Executive Severance Plan (the “Executive Severance Plan”) upon a termination of the executive’s employment, except in the event of a termination due to the named executive officer’s resignation (other than a voluntarily termination because his or her job location has been relocated more than 35 miles from the named executive officer’s former job location, for which severance benefits are payable), retirement, death, disability or cause. See “-Potential Payments Upon Termination or Change in Control” below for information relating to the severance payable to our named executive officers under the Executive Severance Plan. Mr. Maher’s severance and change in control entitlements are set forth in the CEO Agreement (as defined below).
During the first quarter of 2019, the Executive Severance Plan was amended and restated to provide for (among other updates) a reduction in the amount of base salary and target bonus to be paid to a covered executive upon a qualifying termination of employment. The provisions of the amended plan, which were effective January 1, 2019, apply to those executives hired as, or promoted to, an executive officer on or after the effective date.

56	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION

EXECUTIVE AGREEMENTS
In connection with Mr. Maher’s promotion to President and CEO, effective January 1, 2018, the Company and Mr. Maher entered into an employment agreement, effective on the same date, setting forth the terms and conditions of his employment with the Company (the “CEO Agreement”), including his initial base salary and target bonus under our annual cash incentive program (each of which has been subsequently increased) as well as the terms of an equity grant in the form of RSUs, which has now fully vested. Mr. Maher's severance entitlements under the CEO Agreement are described under "-Potential Payments Upon Termination or Change in Control" below.
In connection with Mr. Sullivan's appointment as Executive Vice President, CFO, effective June 1, 2023, the Company and Mr. Sullivan entered into a letter agreement, effective on the same date, setting forth the terms and conditions of his employment with the Company (the "CFO Agreement"), including (i) his initial base salary and target bonus under our annual cash incentive program, (ii) the terms of an equity grant in the form of PSUs (which vest after a three-year period, subject to Company achievement against certain performance metrics) and RSUs (which vest ratably over a three-year period), (iii) the terms of a one-time new hire grant of RSUs (which vest ratably over a two-year period) and (iv) reimbursement for relocation expenses and legal fees incurred in connection with commencing employment with the Company. Mr. Sullivan's severance entitlements under the CFO Agreement are described under "-Potential Payments Upon Termination or Change in Control" below.
STOCK OWNERSHIP POLICY
In April 2017, the Board adopted a stock ownership policy reflecting the Board’s belief that executives should accumulate a meaningful level of ownership in Company stock to align their interests with those of our stockholders. The policy (as amended thereafter) provides that our executive officers who are members of the Company's Corporate Management Committee ("CMC") and our non-employee directors (each a "Covered Person") are required to achieve and maintain minimum stock ownership amounts as follows:

Position	Stock Ownership Requirement

Chief Executive Officer	6 times base salary
Other CMC Section 16 Officers	3 times base salary
Non-Employee Directors	5 times annual cash retainer
Under our stock ownership policy, each Covered Person is required to retain an amount equal to or exceeding 50% of the aggregate net shares received as a result of the exercise, vesting or payment of any Company equity awards granted to such Covered Person, unless and until such Covered Person has satisfied the applicable individual stock ownership level set forth in the table above. At the end of 2024, each of our named executive officers had either attained the required ownership amounts or was in compliance with the share retention requirement described above.
CLAWBACK POLICY
In addition to the provisions in the Equity Plan that allow for recoupment of incentive compensation in certain circumstances, the Company maintains a stand-alone clawback policy, which was updated in 2023 to comply with NYSE listing standards implementing Rule 10D-1 of the Exchange Act. If we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the clawback policy provides for mandatory recoupment of improperly paid incentive compensation to our current and former executive officers during the three years immediately preceding the year of the restatement. The Compensation Committee is required to seek recovery of erroneously-paid compensation to the full extent permitted by applicable law. Any recoupment under the clawback policy would be without prejudice to other remedies the Company may have for the adjustment or recovery of compensation.

2025 Proxy Statement	Acushnet Holdings Corp.	57

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

SECURITIES TRADING POLICY; EQUITY GRANTS
We have adopted a Securities Trading Policy that governs the purchase, sale and other transactions in Company securities by the Company's directors, officers, employees and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards.
Our Securities Trading Policy also prohibits our executive officers, including our named executive officers, non-employee directors and employees from (i) trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling securities, (ii) engaging in any transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities or (iii) without first obtaining pre-clearance from the Executive Vice President and Chief Legal Officer, pledging the Company’s securities as collateral for a loan, borrowing against any account in which the Company's securities are held or purchasing the Company’s securities on margin.
The Compensation Committee does not schedule equity award grant dates in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.
COMPENSATION RISK ASSESSMENT
The potential risks associated with the Company’s compensation programs were considered when these programs were established. It was the judgment of the Board that our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. Factors considered by the Board in reaching this judgment included that:
•the Company provides a competitive base salary, retirement and health benefits programs, which are fixed amounts;
•the Company maintains caps on its management incentive compensation programs;
•the Company’s equity incentives vest over multiple years;
•the Company maintains stock ownership guidelines that facilitate ownership and alignment with stockholders;
•the Company sets performance thresholds that it believes are likely to be achieved, with greater performance requirements for target and maximum goals;
•incentive compensation results are interpolated between the goals such that once the Company achieves the threshold goal, a small incremental improvement in performance does not result in a large incremental compensation payout;
•the Compensation Committee retains the right to make negative discretionary adjustments to certain incentive awards to the extent warranted; and
•the Compensation Committee has the right to cancel outstanding equity-based awards in certain circumstances.
TAX CONSIDERATIONS
As a result of federal tax legislation enacted in December 2017, compensation paid to certain of our executive officers in excess of $1 million will not generally be deductible unless it qualifies for transition relief applicable to certain arrangements and awards in place as of November 2, 2017 that are not materially modified after such date. The Compensation Committee believes its primary responsibility is to provide a compensation program that satisfies the objectives and principles described in this Compensation Discussion & Analysis and, as a result, approves and awards compensation that is not tax deductible or that is otherwise limited as to tax deductibility.

58	Acushnet Holdings Corp.	2025 Proxy Statement

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company's Board of Directors:

Steven Tishman, Chair
Ho Yeon (Aaron) Lee
Jan Singer

2025 Proxy Statement	Acushnet Holdings Corp.	59

Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s named executive officers for the years ended December 31, 2024, 2023 and 2022 (or such shorter period as applicable to such named executive officer). For a description of the components of the Company’s 2024 executive compensation program, see “Compensation Discussion and Analysis-Components of our Executive Compensation Program.”

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)

David Maher President and Chief Executive Officer	2024	1,125,000	—	5,750,032	1,570,725	1,240,517	55,602	(4)	9,741,876
	2023	1,082,000	—	5,000,048	1,737,259	965,037	54,373		8,838,717
	2022	1,035,000	—	4,000,052	1,167,635	—	48,788		6,251,475
Sean Sullivan(5) Executive Vice President, Chief Financial Officer	2024	705,000	—	2,000,095	643,595	—	40,069	(6)	3,388,759
	2023	342,692	—	5,500,089	767,678	—	305,973		6,916,432
Mary Louise Bohn President - Titleist Golf Balls	2024	610,000	—	1,200,058	425,841	1,056,277	48,070	(7)	3,340,246
	2023	575,000	—	1,100,046	500,078	489,414	54,667		2,719,205
	2022	545,000	—	1,000,046	347,519	—	32,058		1,924,623
Steven Pelisek President - Titleist Golf Clubs	2024	610,000	—	1,200,058	425,841	979,265	27,184	(8)	3,242,348
	2023	575,000	—	1,100,046	500,078	514,634	61,836		2,751,594
	2022	545,000	—	1,000,046	347,519	—	23,061		1,915,626
Christopher Lindner President - FootJoy	2024	575,000	—	1,100,035	401,408	—	39,391	(9)	2,115,834
	2023	575,000	—	1,100,046	500,078	—	25,819		2,200,943
	2022	545,000	—	1,000,046	347,519	—	18,746		1,911,311
(1)Represents the aggregate grant date fair value of RSUs and PSUs granted to Ms. Bohn and Messrs. Maher, Sullivan, Pelisek and Lindner in 2024, 2023 and 2022, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("ASC Topic 718"), based on the closing price of our common stock on the NYSE on the date of grant, without taking into account estimated forfeitures. For additional information used in calculating the amounts for Ms. Bohn and Messrs. Maher, Sullivan, Pelisek and Lindner, please see Note 17 (Equity Incentive Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Reports on Form 10-K for the years ended December 31, 2024, December 31, 2023 and December 31, 2022. Terms of the RSUs and PSUs granted in 2024 are summarized under “Compensation Discussion and Analysis-Long-Term Incentives” above. With respect to the PSU grants, the estimate of the grant date fair value determined in accordance with ASC Topic 718, which is based on the probable outcome as of the grant date, assumes vesting at target. Assuming the achievement of maximum performance, the grant date fair value of the

60	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	SUMMARY COMPENSATION

PSUs granted in 2024 for each of our named executive officers would be as follows: Mr. Maher ($6,900,012); Mr. Sullivan ($2,400,114); Ms. Bohn ($1,440,096); Mr. Pelisek ($1,440,096); and Mr. Lindner ($1,320,042).
(2)Represents the actual amounts earned under the Company’s annual cash incentive plan for each of the years presented. For additional information regarding our annual incentive plan, see “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Annual Cash Incentives.”
(3)The values that appear in the table represent the change in the present value of the retirement benefits under the Pension Plan and the SERP. In general, these values can vary significantly from year to year as a result of changes in the actuarial assumptions that are used to prepare the Company's consolidated financial statements, as well as increases in a participant's pensionable pay and/or his or her receipt of additional years of service credit. In 2024, the present value of the retirement benefits under the Pension Plan and the SERP for each of Messrs. Maher and Pelisek and Ms. Bohn increased by $1,240,517, $1,056,277 and $979,265, respectively. For more information about the Pension Plan and the SERP, see "Pension Benefits for 2024" below.
(4)Includes compensation for unused accrued vacation of $20,808; 401(k) employer match of $11,423; reimbursement for golf club dues of $19,500; and Company golf equipment, gear and wear.
(5)Mr. Sullivan was appointed as our Executive Vice President, CFO effective June 1, 2023.
(6)Includes compensation for 401(k) employer match of $7,546; reimbursement for golf club dues of $21,960; payments for financial planning services of $7,041; and Company golf equipment, gear and wear.
(7)Includes compensation for unused accrued vacation of $11,058; 401(k) employer match of $12,075; reimbursement for golf club dues of $18,250; payments for financial planning services of $4,384; and Company golf equipment, gear and wear.
(8)Includes compensation for 401(k) employer match of $12,075; payments for financial planning services of $1,545; reimbursement for golf club dues of $11,340; and Company golf equipment, gear and wear.
(9)Includes compensation for 401(k) employer match of $15,038; payments for financial planning services of $7,500; reimbursement for golf club dues of $11,579; and Company golf equipment, gear and wear.

Other than the CEO Agreement with Mr. Maher and the CFO Agreement with Mr. Sullivan, the Company has not entered into any employment agreements with the named executive officers. Each named executive officer participates in the 401(k) Plan and each named executive officer, other than Messrs. Sullivan and Lindner, is entitled to vested benefits under the Pension Plan and SERP. Messrs. Sullivan and Lindner are not eligible to participate in the Pension Plan or the SERP based on their dates of hire. For additional information concerning our retirement programs, see “Compensation Discussion and Analysis-Retirement Plans.”

2025 Proxy Statement	Acushnet Holdings Corp.	61

Grants of Plan-Based Awards in 2024

The following table sets forth certain information with respect to our annual cash incentive program awards, as well as the equity grants made to each of the named executive officers during 2024.

Name and Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum

David Maher	—		731,250	1,462,500	2,925,000	—	—	—	—	—
	2/15/2024	(2)	—	—	—	—	—	—	34,447	2,300,026
	2/15/2024	(3)	—	—	—	25,835	51,670	103,340	—	3,450,006
Sean Sullivan	—		299,625	599,250	1,198,500	—	—	—	—	—
	2/15/2024	(2)	—	—	—	—	—	—	11,982	800,038
	2/15/2024	(3)	—	—	—	8,987	17,973	35,946	—	1,200,057
Mary Louise Bohn	—		198,250	396,500	793,000	—	—	—	—	—
	2/15/2024	(2)	—	—	—	—	—	—	7,189	480,810
	2/15/2024	(3)	—	—	—	5,392	10,784	21,568	—	720,048
Steven Pelisek	—		198,250	396,500	793,000	—	—	—	—	—
	2/15/2024	(2)	—	—	—	—	—	—	7,189	480,810
	2/15/2024	(3)	—	—	—	5,392	10,784	21,568	—	720,048
Christopher Lindner	—		186,875	373,750	747,500	—	—	—	—	—
	2/15/2024	(2)	—	—	—	—	—	—	6,590	440,014
	2/15/2024	(3)	—	—	—	4,943	9,885	19,770	—	660,021
(1)Represents award opportunities under our annual cash incentive program. As described above under “Compensation Discussion and Analysis-Annual Cash Incentives,” actual payments under our annual cash incentive program are based upon the level of Adjusted EBITDA that the Company achieved for 2024. For 2024, the Compensation Committee determined that the Company achieved Adjusted EBITDA of $404.4 million for annual incentive payment purposes, which resulted in an achievement level of 107.4% of the incentive target for each of the named executive officers.
(2)Represents the grant date fair value of RSUs granted to our named executive officers computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. One-third of the RSUs held by each of the named executive officers vested on February 1, 2025, and the remaining RSUs held by each of the named executive officers will vest as to one-third of the shares subject to the award on each of February 1, 2026 and February 1, 2027, generally subject to continued employment with the Company on each vesting date.
(3)The PSUs granted to our named executive officers during 2024 will vest on February 1, 2027, generally subject to the achievement of adjusted operating income and average return on invested capital goals and continued employment with the Company on each vesting date. The grant date fair value reflects the number of shares of our Common Stock issuable under our PSUs assuming achievement at the target level of performance. See footnote (1) to the Summary Compensation Table.

62	Acushnet Holdings Corp.	2025 Proxy Statement

Outstanding Equity Awards as of December 31, 2024

		Stock Awards(1)
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)

David Maher	February 15, 2024	34,447	2,448,493	—	—
	February 15, 2024	—	—	103,340	7,345,407
	February 10, 2023	27,827	1,977,943	—	—
	February 10, 2023	—	—	125,226	8,901,064
	February 16, 2022	12,516	889,637	—	—
	February 16, 2022	—	—	71,247	5,064,237
Sean Sullivan	February 15, 2024	11,982	851,681	—	—
	February 15, 2024	—	—	35,946	2,555,042
	June 1, 2023	49,887	3,545,968	—	—
	June 1, 2023	—	—	52,438	3,727,293
Mary Louise Bohn	February 15, 2024	7,283	517,676	—	—
	February 15, 2024	—	—	21,852	1,553,240
	February 10, 2023	6,206	441,122	—	—
	February 10, 2023	—	—	27,928	1,985,122
	February 16, 2022	3,170	225,324	—	—
	February 16, 2022	—	—	18,045	1,282,639
Steven Pelisek	February 15, 2024	7,189	510,994	—	—
	February 15, 2024	—	—	21,568	1,533,053
	February 10, 2023	6,038	429,181	—	—
	February 10, 2023	—	—	27,172	1,931,386
	February 16, 2022	3,033	215,586	—	—
	February 16, 2022	—	—	17,265	1,227,196
Christopher Lindner	February 15, 2024	6,590	468,417	—	—
	February 15, 2024	—	—	19,770	1,405,252
	February 10, 2023	6,038	429,181	—	—
	February 10, 2023	—	—	27,172	1,931,386
	February 16, 2022	3,033	215,586	—	—
	February 16, 2022	—	—	17,265	1,227,196

2025 Proxy Statement	Acushnet Holdings Corp.	63

OUTSTANDING EQUITY AWARDS	TABLE OF CONTENTS

(1)Represents the RSUs and PSUs granted to our named executive officers in 2024, 2023 and 2022, as applicable. Please see footnotes 2 and 3 to the "Grants of Plan-Based Awards in 2024" table above for a description of the vesting terms applicable to the RSU and PSU awards granted in 2024 to the named executive officers, including the dates on which such awards are scheduled to vest. One-third of the RSUs granted to our named executive officers in 2022 subsequently vested on February 1, 2025. One-third of the RSUs granted to our named executive officers in 2023 vested on February 1, 2024 and an additional one-third of the RSUs subsequently vested on February 1, 2025. The remaining RSUs granted to each of our named executive officers in 2023 will vest on February 1, 2026, generally subject to continued employment with the Company on the vesting date. Shares reported include dividend equivalent rights on shares deferred by Mr. Maher and Ms. Bohn pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.
(2)Values determined based on the closing market price of our common stock on December 31, 2024 of $71.08.
(3)Reflects the number of shares of our common stock issuable under our PSUs assuming achievement at the maximum level of performance for these units. The maximum level of performance is reported for PSUs because the Company's performance from the beginning of the applicable performance periods (January 1, 2022 through December 31, 2024, January 1, 2023 through December 31, 2025 and January 1, 2024 through December 31, 2026), measured against the applicable performance goals, was expected to be greater than the target level of performance.

64	Acushnet Holdings Corp.	2025 Proxy Statement

Stock Vested in 2024

The following table sets forth information regarding the vesting of RSUs and PSUs during 2024 for the named executive officers.

		Stock Awards
Name	Grant Date	Number of RSU Shares Acquired on Vesting(1) (#)		RSU Share Value Realized on Vesting(2) ($)	Number of PSU Shares Acquired on Vesting(1) ($)	PSU Share Value Realized on Vesting(2) ($)

David Maher	February 10, 2023	13,911	(3)	921,349	—	—
	February 16, 2022	12,621	(3)	832,081	—	—
	February 16, 2021	10,904	(3)	718,768	96,426	6,315,947
Sean Sullivan	June 1, 2023	44,062		2,909,978	—	—
Mary Louise Bohn	February 10, 2023	3,103	(3)	203,231	—	—
	February 16, 2022	3,208	(3)	210,138	—	—
	February 16, 2021	2,553	(3)	167,234	22,421	1,468,561
Steven Pelisek	February 10, 2023	3,020		202,280	—	—
	February 16, 2022	3,033		203,150	—	—
	February 16, 2021	2,351		157,470	21,166	1,386,373
Christopher Lindner	February 10, 2023	3,020		202,280	—	—
	February 16, 2022	3,033		203,150	—	—
	February 16, 2021	2,351		157,470	21,166	1,386,373
(1)    Reflects the number of whole shares acquired by the named executive officers under RSUs and PSUs granted on the grant dates listed above. Fractional shares were paid to the named executive officers in cash in accordance with award terms.
(2)    Values determined based on the closing market price of our common stock on the settlement date multiplied by the number of shares vesting, except for Mr. Maher's February 16, 2021, February 16, 2022 and February 10, 2023 grants and Ms. Bohn's February 16, 2021, February 16, 2022 and February 10, 2023 grants, each of which were valued based on the closing market price of our common stock on the vesting date multiplied by the number of shares vesting. The receipt of shares deliverable under these awards was deferred pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.
(3)    These amounts reflect vested shares in respect of Mr. Maher's February 16, 2021, February 16, 2022 and February 10, 2023 RSU grants and Ms. Bohn's February 16, 2021, February 16, 2022 and February 10, 2023 RSU grants, in each case together with dividend equivalents that have been credited on such vested shares, that have been deferred under the Company's Employee Deferral Plan until sixty days after the executive's separation from service with the Company. These deferred amounts are included in "Nonqualified Deferred Compensation for 2024" below and further described in "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.

2025 Proxy Statement	Acushnet Holdings Corp.	65

Pension Benefits for 2024

The following table shows, as of December 31, 2024, each named executive officer’s years of credited service, present value of accumulated benefit and benefits received, if any, under the Company’s Pension Plan and the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

David Maher	Acushnet Company Pension Plan	33.67	589,638	—
	Acushnet Company Supplemental Retirement Plan	33.67	6,721,626	—
Sean Sullivan	Acushnet Company Pension Plan	—	—	—
	Acushnet Supplemental Executive Retirement Plan	—	—	—
Mary Louise Bohn	Acushnet Company Pension Plan	38.00	1,302,805	—
	Acushnet Supplemental Executive Retirement Plan	38.00	4,815,450	—
Steven Pelisek	Acushnet Company Pension Plan	30.50	1,019,018	—
	Acushnet Supplemental Executive Retirement Plan	30.50	4,053,557	—
Christopher Lindner	Acushnet Company Pension Plan	—	—	—
	Acushnet Supplemental Executive Retirement Plan	—	—	—
(1)Number of years of credited service represents actual years of service.
(2)For purposes of calculating the present value of the accumulated pension benefits, we used the same assumptions used and described in Note 14 to our audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024, including a discount rate of 5.75% for the Pension Plan and 5.72% for the SERP.
Pension Plan
Effective December 31, 2015, the Pension Plan was closed to new participants and benefit accruals ceased for members who (1) had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more. The Pension Plan is a tax qualified defined benefit pension plan and the SERP is a nonqualified defined benefit pension plan. Each plan provides for payment of retirement benefits to a plan participant commencing between the ages of 50 and 65, as well as for payment of certain disability pension benefits. After attaining age 50 or completing five years of vesting service, a plan participant acquires a vested right to future benefits. The benefits payable under each of the plans are generally determined on the basis of an employee’s length of service and/or earnings.
Each of the plans generally provides unreduced retirement benefits commencing on the participant’s normal retirement date, which is the first day of the calendar month coincident with or next following a participant’s 65th birthday, but a participant can receive reduced pension benefits as early as age 50. The Pension Plan provides benefits payable as either an annuity or a lump sum.

66	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	PENSION BENEFITS

Each of the named executive officers, other than Messrs. Sullivan and Lindner (each of whom commenced employment after the Pension Plan was closed to new participants), participates in the Pension Plan, is fully vested in his or her benefits under the Pension Plan and can commence his or her pension benefits immediately upon termination of employment.
Upon retirement, a salaried participant in the Pension Plan, such as each of the named executive officers, other than Messrs. Sullivan and Lindner, is entitled to a monthly benefit equal to the sum of (a) 0.9% of his or her average monthly rate of earnings multiplied by his or her years of credited service and (b) 0.55% of that portion of his or her average monthly rate of earnings that is in excess of his or her covered compensation, multiplied by the lesser of (1) 35 and (2) his or her years of credited service as a salaried employee. Average monthly compensation for this calculation is limited in accordance with the U.S. Internal Revenue Service compensation limit regulations under Section 401(a)(17) of the Code. At December 31, 2015, the Pension Plan was amended to freeze benefit accruals for certain participants and limit ongoing benefit accruals for other participants, based on age and service at that date. For participants who at December 31, 2015 had attained age of 50 and had completed at least ten years of service or had a combined age and years of service of 70 or more, the monthly benefit amount payable under the Pension Plan will equal the sum of (a) the participant’s frozen accrued pension benefit at December 31, 2015, plus (b) benefit accruals after that time reflecting only service and pay earned in 2016 and later and the benefit formula described above, but with final average annual compensation limited to $150,000.
If a plan participant dies after age 50 and before benefits commence under the Pension Plan, his or her spouse will generally be entitled to monthly pension benefits commencing on the first day of the month following the named executive officer’s death equal to 50% of the named executive officer’s assumed retirement pension, which is the monthly amount of pension benefits that he or she would have received had he or she retired immediately prior to his or her death while the joint and survivor annuity was in effect with a provision for continuance of 50% of his or her reduced amount of retirement benefit to his or her spouse. The spouse may instead elect to receive a lump distribution equal to an amount that would be actuarially equivalent to the monthly benefit otherwise payable. If the plan participant has no spouse, his or her beneficiary will be eligible to receive a lump sum distribution, calculated as noted above, using the assumption that the participant and beneficiary were of the same age. See “-Pension Benefits for 2024” above for information relating to the accumulated benefits of our named executive officers.
SERP
The SERP is a nonqualified, unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Upon a participant’s retirement, the participant will be entitled to a benefit under the SERP equal to the difference between (a) and (b), where (a) is the sum of (A) 0.9% of his or her average monthly rate of earnings multiplied by his or her years of credited service and (B) 0.55% of that portion of his or her average monthly rate of earnings that is in excess of his or her covered compensation, multiplied by the lesser of (1) 35 and (2) his or her years of credited service as a salaried employee, and (b) is the benefit payable under the Pension Plan. Monthly average compensation for items (A) and (B) immediately above is not limited. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant’s retirement date, subject to any delay required under applicable tax rules.
Ms. Bohn and Messrs. Maher and Pelisek are eligible to receive early retirement benefits under the Pension Plan and SERP. Messrs. Sullivan and Lindner are not eligible to participate in either the Pension Plan or SERP based on their dates of hire. If a participant retires early, he or she will be entitled to elect (1) a monthly retirement benefit as calculated above that commences on his or her normal retirement date or (2) a reduced benefit payable at his or her early retirement date. The early retirement benefit is equal to the 0.9% portion of his or her pension benefit reduced by the number of months by which his or her annuity starting date precedes his or her early retirement age multiplied by 0.003 and (b) 0.55% of the portion of his or her benefit reduced by 0.5% for each of the first 60 months that his or her annuity starting date precedes the early retirement age or (y) 0.3% for each month in excess of 60 that the annuity starting date precedes the early retirement age. Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP.

2025 Proxy Statement	Acushnet Holdings Corp.	67

Nonqualified Deferred Compensation for 2024

The following table provides a summary of the named executive officers’ accounts that remain outstanding in our EDP for 2024 and shares deferred in 2024, together with the total deferred amounts as of December 31, 2024, under the Company's Employee Deferral Plan. As of July 29, 2011, in connection with a prior sale of the Company, all Company matching contributions and employee contributions to the EDP were frozen and employee salary and incentive deferral accounts were distributed. All that remains in the EDP is the portion of participants’ accounts attributable to Company matching credits to the plan made prior to July 29, 2011. See “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation” above.

Name	Executive Contributions in Last Fiscal Year ($)		Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)

David Maher	6,564,477	(1)	—	558,876	—	37,977,371	(1)
	—		—	18,440	—	84,376	(2)
Sean Sullivan	—		—	—	—	—
Mary Louise Bohn	2,143,662	(1)	—	182,502	—	8,868,912	(1)
	—		—	13,795	—	85,443	(2)
Steven Pelisek	—		—	14,102	—	89,730	(2)
Christopher Lindner	—		—	—	—	—
(1)    Represents value of deferred shares, together with dividend equivalents that have been credited on such deferred shares, pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.
(2)    Represents outstanding amounts under the EDP.
Ms. Bohn and Messrs. Maher and Pelisek participate in the EDP and are fully vested in their account balances. Account balances under the EDP are invested in a variety of mutual funds selected by the plan participants from a list of fund investment options similar to the investment options available under the Company’s defined contribution plan. Participants earn annual market rate returns based on the performance of the funds. Upon a separation from the Company, Ms. Bohn and Messrs. Maher and Pelisek are entitled to the value of their accounts in a lump sum no later than (1) December 31st of the year in which the separation occurs or (2) 90 days following the date of termination, subject to any delay required under applicable tax rules.

68	Acushnet Holdings Corp.	2025 Proxy Statement

Potential Payments Upon Termination or Change in Control

The table below quantifies the potential payments and benefits that would be provided to each named executive officer under each of the termination or change in control circumstances listed. The amounts shown are based on the assumption that the triggering event took place on December 31, 2024.
The amounts shown in the table below do not include:
•payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment or other circumstance and do not discriminate in scope, terms or operation in favor of the named executive officers;
•regular pension benefits under our Pension Plan or the SERP. See “-Pension Benefits for 2024” above; and
•distributions of plan balances under our 401(k) Plan, the EDP or delivery of deferred shares with respect to vested RSUs. See “-Nonqualified Deferred Compensation for 2024” above for information relating to the distributions of the EDP account balances and delivery of deferred shares with respect to vested RSUs, in each case with respect to our named executive officers.

	Retirement/ Voluntary Termination ($)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Termination For Cause ($)	Death or Disability ($)	Change in Control ($)		Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)

David Maher
Annual incentive award(1)	1,570,725	1,570,725	—	1,570,725	—		1,570,725
Acceleration of Equity Awards(2)	3,190,937	—	—	29,214,847	14,857,672	(4)	29,214,847
Cash severance payment(3)	—	1,687,500	—	—	—		5,175,000
Life insurance	—	—	—	2,126,000	—		—
Accrued and unpaid vacation	129,808	129,808	129,808	129,808	—		129,808
Total	4,891,470	3,388,033	129,808	33,041,380	14,857,672		36,090,380
Sean Sullivan
Annual incentive award(1)	—	643,595	—	643,595	—		643,595
Acceleration of Equity Awards(2)	—	—	—	10,679,984	—		10,679,984
Cash severance payment(3)	—	1,057,500	—	—	—		1,410,000
Life insurance	—	—	—	706,000	—		—
Accrued and unpaid vacation	—	32,538	32,538	32,538	—		32,538
Total	—	1,733,633	32,538	12,062,117	—		12,766,117

2025 Proxy Statement	Acushnet Holdings Corp.	69

POTENTIAL PAYMENTS	TABLE OF CONTENTS

	Retirement/ Voluntary Termination ($)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Termination For Cause ($)	Death or Disability ($)	Change in Control ($)		Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)

Mary Louise Bohn
Annual incentive award(1)	425,841	425,841	—	425,841	—		425,841
Acceleration of Equity Awards(2)	657,890	—	—	6,005,324	2,984,671	(4)	6,005,324
Cash severance payment(3)	—	915,000	—	—	—		1,220,000
Life insurance	—	—	—	611,000	—		—
Accrued and unpaid vacation	70,385	70,385	70,385	70,385	—		70,385
Total	1,154,116	1,411,226	70,385	7,112,550	2,984,671		7,721,550
Steven Pelisek
Annual incentive award(1)	425,841	425,841	—	425,841	—		425,841
Acceleration of Equity Awards(2)	638,734	—	—	5,847,467	2,890,411	(4)	5,847,467
Cash severance payment(3)	—	915,000	—	—	—		1,220,000
Life insurance	—	—	—	1,222,000	—		—
Accrued and unpaid vacation	58,654	58,654	58,654	58,654	—		58,654
Total	1,123,229	1,399,495	58,654	7,553,962	2,890,411		7,551,962
Christopher Lindner
Annual incentive award(1)	—	401,408	—	401,408	—		401,408
Acceleration of Equity Awards(2)	—	—	—	5,677,089	—		5,677,089
Cash severance payment(3)	—	862,500	—	—	—		1,150,000
Life insurance	—	—	—	1,728,000	—		—
Accrued and unpaid vacation	—	33,173	33,173	33,173	—		33,173
Total	—	1,297,081	33,173	7,839,670	—		7,261,670
(1)Represents the value of the annual cash incentive award earned for 2024 as included in the Summary Compensation Table. Other than in the case of a termination by the Company for cause, the named executive officer would receive the annual cash incentive award earned for 2024 even if his or her employment terminated prior to the actual cash payout date in 2025. See “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Annual Cash Incentives.”
(2)Represents the accelerated vesting of RSUs and PSUs in accordance with the terms of the applicable award agreements. The value attributable to the acceleration of these unvested awards is based on the closing price of our common stock ($71.08) on December 31, 2024, and with respect to the PSU grants, assumes that the maximum level of performance was achieved.
(3)For Mr. Maher and Mr. Sullivan, represents the amounts payable under the CEO Agreement and CFO Agreement, respectively, as described below. For the other named executive officers, the cash severance amount represents the amounts payable to the named executive officer under the Executive Severance Plan as described below. Consistent with the terms of the Executive Severance Plan, in determining the amount of severance benefits for each of the named executive officers, the amount of the annual cash incentive to be paid as part of the severance benefits was offset by the annual incentive award earned by the named executive officer for 2024 (as provided in the Summary Compensation Table and described in footnote (1) above), which resulted in no additional annual cash incentive as part of the severance benefits.
(4)Pursuant to the applicable award agreements, in the event of a change in control, all outstanding PSUs will be deemed earned at not less than target, and such PSUs will remain subject to the applicable service vesting conditions, with payment at the greater of actual performance levels and target. For purposes of calculating the amounts shown in the table, our named executive officers eligible for a full career retirement are deemed to have satisfied the applicable service vesting conditions and, therefore, upon a change in control, would become entitled to receive a pro-rated amount of their outstanding PSUs valued at not less than target.

70	Acushnet Holdings Corp.	2025 Proxy Statement

Severance and Change in Control Agreements

Executive Severance Plan
For 2024, all of the named executive officers, other than Mr. Maher, were eligible for severance benefits under our Executive Severance Plan. Mr. Maher’s severance and change in control entitlements are provided under the CEO Agreement, as described below. Certain of Mr. Sullivan's severance and change in control entitlements under the Executive Severance Plan are modified by the CFO Agreement, as described below.
If the employment of a named executive officer covered under the Executive Severance Plan, other than Mr. Sullivan, is terminated, other than following a change in control as described below, (1) by the Company other than for cause or (2) by the named executive officer because his or her job location has been relocated more than 35 miles from the named executive officer’s former job location, and (3) the named executive officer was hired or promoted to the CMC level before January 1, 2019, he or she will receive (a) 18 months of base salary payable in installments plus (b) one year of bonus (based on the target bonus for the year of termination) offset by any bonus amount actually paid under the terms of the Company’s annual bonus plan for the year of termination. If the named executive officer was hired or promoted to the CMC level January 1, 2019 or later, he or she will receive (a) 12 months of base salary plus (b) a pro-rated bonus (based on the target bonus for the year of termination and the number of days worked in the year of termination). The Executive Severance Plan also provides that during the severance period, medical benefits will be continued, with the Company continuing to make the same employer contributions as were in effect prior to the termination of the named executive officer’s employment.
Under the Executive Severance Plan, “cause” includes but is not limited to misconduct, negligence, dishonesty, criminal act, excessive absenteeism, and willful failure to perform job responsibilities and other conduct determined under the Company’s Code of Conduct or other policies to be “cause.”
If a change in control occurs and, within 18 months of the change in control (1) the Company terminates a covered named executive officer other than for cause, (2) the named executive officer voluntarily terminates employment because his or her job location has been relocated more than 35 miles from his or her former job location, or (3) the named executive officer voluntarily terminates his or her employment due to (a) a material diminution in his or her duties, authority or responsibilities or (b) a material negative change in the named executive officer’s compensation, the named executive officer will receive: (x) 24 months of base salary payable in installments plus (y) one year of annual cash incentive (based on the greater of (a) target bonus for the year of termination or (b) the annual cash incentive that would have been paid using the Company’s most recent financial performance outlook report that is available as of the named executive officer’s termination date), in each case, offset by any annual cash incentive amount actually paid under the terms of the Company’s annual cash incentive plan for the year of termination.
Payments under the Executive Severance Plan are subject to execution of a release of claims. For a period of the longer of 12 months after separation from employment or the severance period, a named executive officer may not, personally or on behalf of another party, whether directly or indirectly, solicit for employment any person employed by the Company in a salaried position during the year before separation from employment.
If Mr. Maher’s employment is terminated by the Company without cause or by Mr. Maher for good reason (each as defined in the CEO Agreement) other than within twelve months following a change in control (as defined in the Equity Plan), he will be entitled to the sum of (i) one and one-half times his base salary, (ii) his target annual bonus, (iii) any earned but unpaid annual bonus for the prior year and (iv) a pro-rata portion of his target annual bonus based on actual days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such qualifying termination. If Mr. Maher’s employment is terminated by the Company without cause or by Mr. Maher for good reason within twelve months following a change in control, he will be entitled to the sum of (i) two times his base salary, (ii) two times his target annual bonus, (iii) any earned but unpaid annual bonus for the prior year and (iv) a pro-rata portion of his target annual bonus based on actual days employed in the year of

2025 Proxy Statement	Acushnet Holdings Corp.	71

SEVERANCE AND CHANGE IN CONTROL	TABLE OF CONTENTS

termination, such amounts to be paid in one cash lump sum as soon as practicable after such qualifying termination, and any outstanding Company equity interests will vest in full. If Mr. Maher’s employment is terminated as a result of his death or disability, he is entitled to the sum of (i) any earned but unpaid annual bonus for the prior year and (ii) a pro-rata portion of his target annual bonus based on days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such termination of employment. Mr. Maher is not entitled to receive severance if his employment is terminated for any other reason.
If Mr. Sullivan's employment is terminated (1) by the Company other than for cause (as defined in the CFO Agreement) or (2) by Mr. Sullivan in the event of (a) a reduction in his compensation without his consent, (b) any material diminution in his duties, authority or responsibilities made without his consent, (c) any diminishing change is made to his job title without his consent, (d) his reporting structure is changed without his consent, (e) any breach by the Company of any of its obligations under the CFO Agreement, the Executive Severance Plan or any other written agreement between him and the Company and any of its affiliates or (f) any failure by any Successor Corporation (as defined in the CFO Agreement) to expressly assume the Executive Severance Plan as modified by the CFO Agreement, Mr. Sullivan will receive: (x) 18 months of base salary payable in installments, (y) an amount equal to Mr. Sullivan's bonus for the year immediately preceding the year during which such termination occurs (if not already paid), plus (z) an amount equal to Mr. Sullivan's target bonus for the year during which such termination occurs.
Change in Control and Retirement Vesting under Equity Awards
Pursuant to the terms of the Company’s Equity Plan, any unvested RSUs or PSUs are forfeited upon an executive’s separation from service with the Company, except in the case of a separation from service by the Company without Cause or by the executive for Good Reason occurring during the 18-month period following a Change in Control (each, as defined in the Equity Plan), in which case all unvested RSUs and PSUs will vest in full, with PSUs vesting at the greater of actual performance and target performance.
Upon a Full Career Retirement (defined in the Equity Plan as a separation from service with the Company other than for Cause when a participant is age 55 with 10 years of service with the Company), the PSUs will remain eligible to vest based on actual performance measured at the end of the performance period, with the number of performance shares delivered to the executive prorated to reflect the executive’s actual service during the three-year performance period. At the end of 2024, Messrs. Maher and Pelisek and Ms. Bohn were retirement eligible under the terms of the PSUs awarded to them.

72	Acushnet Holdings Corp.	2025 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2024, certain information related to our compensation plans under which shares of the Company’s common stock may be issued.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (#)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column) (#)

Equity compensation plans approved by stockholders:
Acushnet Holdings Corp. 2015 Incentive Plan	2,719,340.91(1)		2,313,545.09
Equity compensation plans not approved by stockholders	—	N/A	—
Total	2,719,340.91		2,313,545.09
(1)Consists of 2,719,340.91 RSUs and PSUs (with PSUs reported at target).

2025 Proxy Statement	Acushnet Holdings Corp.	73

Pay Ratio Disclosure

We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which our employees are located. Accordingly, our pay structures vary among employees based on position and geographic location. For 2024, we determined that the median of the annual total compensation of all of our employees (approximately 55% of whom were employed in manufacturing roles across our global manufacturing footprint in 2024), other than our CEO, Mr. Maher, was $14,973. Mr. Maher's 2024 annual total compensation was $9,741,876 and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees other than our CEO was approximately 651 to 1.
As the Company has no reasonable belief that there was a change in its employee population or employee compensation arrangements that would result in a significant change to its pay ratio disclosure, we used our previously identified median employee for purposes of our 2024 pay ratio calculation. This median employee was determined based on our employee population as of December 31, 2023 and 2023 year-end taxable wages, which was our consistently applied compensation measure. The annual total compensation of this employee for 2024 was then determined in accordance with the SEC rules in the same manner that Mr. Maher's compensation was determined for purposes of the Summary Compensation Table and compared to the total annual compensation for Mr. Maher as reported in the Summary Compensation Table above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

74	Acushnet Holdings Corp.	2025 Proxy Statement

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” The Compensation Committee did not consider the Compensation Actually Paid ("CAP") measure below in making its compensation decisions for any of the years shown below.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Avg. Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Avg. Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(5) ($)	Adjusted EBITDA(6) ($)
					Total Shareholder Return ($)	Peer Group(4) Total Shareholder Return ($)

2024	9,741,876	11,904,788	3,021,796	3,394,172	236.09	115.95	214,298	404,448
2023	8,838,717	17,884,184	3,659,197	5,189,793	207.15	123.22	198,429	376,138
2022	6,251,475	3,428,881	1,867,745	1,166,106	137.18	103.89	199,278	338,408
2021	8,092,225	22,206,757	2,288,230	5,171,829	168.75	147.06	178,873	328,337
2020	6,793,749	8,875,803	1,975,066	2,399,933	127.18	120.19	96,006	233,184
(1)    David Maher was the PEO for all five years in the table.
(2)    The Non-PEO NEOs for whom the Summary Compensation Table total average compensation is presented are: for 2024, Sean Sullivan, Mary Louise Bohn, Steven Pelisek and Christopher Lindner; for 2023, Sean Sullivan, Thomas Pacheco, Mary Louise Bohn, Steven Pelisek and Christopher Lindner; and for 2022, 2021 and 2020, Thomas Pacheco, Mary Louise Bohn, Steven Pelisek and Christopher Lindner.
(3)    Amounts deducted from the Summary Compensation Table (“SCT”) total to calculate CAP to the PEO and the Non-PEO NEOs, respectively, for the years 2024, 2023, 2022, 2021 and 2020 are set forth in the tables below. The dollar amount of CAP is determined under SEC rules and does not reflect the actual amount of compensation earned by or paid to our PEO, or our Non-PEO NEOs as a group, for the applicable year.
(4)    The selected peer group, the S&P Consumer Apparel & Durables, is the same peer group used for performance comparisons under Item 201(e) of Regulation S-K in our Annual Report on Form 10-K, filed with the SEC on February 27, 2025.
(5)    Reflects net income of the Company (in thousands) reported in our Annual Report on Form 10-K for the applicable fiscal year.
(6) Reflects the Company’s Adjusted EBITDA (in thousands), which is our company selected measure (“CSM”) as we believe it represents the most important financial performance measure used to link CAP to our NEOs to Company performance. Please see “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Annual Cash Incentives” for information on how the Company determines Adjusted EBITDA.

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PAY VERSUS PERFORMANCE	TABLE OF CONTENTS

PEO Compensation Actually Paid

	a	b	c	d	e
Year	Summary Compensation Table Total ($)	Summary Compensation Table Value of Equity Awards ($)	Summary Compensation Table Change in Pension Value ($)	Change in Value of Equity Awards ($)	Pension Service Cost ($)	PEO CAP (a-b-c+d+e) ($)

2024	9,741,876	-5,750,032	-1,240,517	8,826,251	327,210	11,904,788
2023	8,838,717	-5,000,048	-965,037	14,694,656	315,896	17,884,184
2022	6,251,475	-4,000,052	—	748,854	428,603	3,428,881
2021	8,092,225	-3,500,068	-1,444,372	18,717,572	341,399	22,206,757
2020	6,793,749	-3,300,025	-1,448,812	6,534,626	296,265	8,875,803
Non-PEO NEO Compensation Actually Paid

	a	b	c	d	e
Year	Summary Compensation Table Total ($)	Summary Compensation Table Value of Equity Awards ($)	Summary Compensation Table Change in Pension Value ($)	Change in Value of Equity Awards ($)	Pension Service Cost ($)	Non-PEO NEO CAP (a-b-c+d+e) ($)

2024	3,021,796	-1,375,061	-508,886	2,201,477	54,846	3,394,172
2023	3,659,197	-2,186,108	-200,810	3,873,869	43,644	5,189,793
2022	1,867,745	-950,053	—	180,126	68,287	1,166,106
2021	2,288,230	-787,552	-320,089	3,914,662	76,578	5,171,829
2020	1,975,066	-775,016	-345,979	1,473,638	72,224	2,399,933
PEO Compensation Actually Paid Adjustments

Year	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)

SCT Total Compensation	6,793,749	8,092,225	6,251,475	8,838,717	9,741,876
Less: Stock Award Values Reported in SCT for Covered Year	-3,300,025	-3,500,068	-4,000,052	-5,000,048	-5,750,032
Plus: Fair Value of Stock Granted in Covered Year	5,297,037	6,617,006	3,909,144	7,727,472	6,613,339
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	1,047,225	5,858,498	-2,888,558	4,970,862	1,826,915
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years that Vested in Covered Year	190,363	6,242,069	-271,731	1,996,322	385,997
Less: Change in Value of Pension Benefits in Covered Year	-1,448,812	-1,444,372	—	-965,037	-1,240,517
Plus: Pension Service Cost for Covered Year	296,265	341,399	428,603	315,896	327,210
Compensation Actually Paid	8,875,803	22,206,757	3,428,881	17,884,184	11,904,788

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TABLE OF CONTENTS	PAY VERSUS PERFORMANCE

Non-PEO NEO Compensation Actually Paid Adjustments

Year	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)

SCT Total Compensation	1,975,066	2,288,230	1,867,745	3,659,197	3,021,796
Less: Stock Award Values Reported in SCT for Covered Year	-775,016	-787,552	-950,053	-2,186,108	-1,375,061
Plus: Fair Value of Stock Granted in Covered Year	1,246,002	1,484,634	921,700	2,662,937	1,586,063
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	164,704	1,330,225	-682,305	810,215	495,906
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years that Vested in Covered Year	62,932	1,099,802	-59,269	400,718	119,507
Less: Change in Value of Pension Benefits in Covered Year	-345,979	-320,089	—	-200,810	-508,886
Plus: Pension Service Cost for Covered Year	72,224	76,578	68,287	43,644	54,846
Compensation Actually Paid	2,399,933	5,171,829	1,166,106	5,189,793	3,394,172
Pay vs. Performance: Financial Metrics Linked to Compensation Actually Paid
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program is grounded in a pay-for-performance philosophy. The metrics that the Company uses for both our short- and long-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. In addition to Adjusted EBITDA, which is the Company's CSM, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Financial Metric	Rationale

Adjusted EBITDA	Measures the Company's profitability
Operating Income	Measures how profitably management operated the Company over a longer time period and is distinct from the profitability metric used in cash incentive plan
ROIC	Measures the efficiency of the Company's deployment of capital

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PAY VERSUS PERFORMANCE	TABLE OF CONTENTS

Pay vs. Performance: Total Shareholder Return ("TSR")
The Company’s TSR has exceeded the S&P 500 Consumer Durables & Apparel Index's TSR (which we use as our peer group TSR) over the prior five-year period. The CAP of the Company's PEO and Non-PEO NEOs, as a group, was directionally aligned with the Company's TSR over the five-year period. The 2021 and 2023 CAP figures reflect significant stock price appreciation during such years together with above-target achievement of the Company's short and long-term incentive program targets.

Compensation Actually Paid (CAP) vs. Total Shareholder Return
CAP ($ millions)
$25.0
$20.0
$15.0
$10.0
$5.0
$—
240.00
220.00
200.00
180.00
160.00
140.00
120.00
100.00
Total Shareholder Return (Growth of $100 Invested)
2020
2021
2022
2023
2024
PEO CAP
Non-PEO CAP
GOLF TSR
Peer Group TSR

Pay vs. Performance: Net Income and Adjusted EBITDA

Compensation Actually Paid (CAP) vs. Net Income & Adjusted EBITDA
$25.0
$20.0
$15.0
$10.0
$5.0
$—
CAP ($ millions)
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
Net Income/Adjusted EBITDA ($millions)
2020
2021
2022
2023
2024
PEO CAP
Non-PEO CAP
Net Income
Adjusted EBITDA

78	Acushnet Holdings Corp.	2025 Proxy Statement

Principal Stockholders

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of the Record Date by:
•each person, or group of persons, known by us to own beneficially more than 5% of our outstanding shares of common stock;
•each of our named executive officers for 2024;
•each of our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, fractional shares have been rounded to the nearest whole share and shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, we believe, based on information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
For further information regarding material transactions between us and the principal stockholders, see "Certain Relationships and Related Party Transactions."
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Acushnet Holdings Corp., 333 Bridge Street, Fairhaven, Massachusetts 02719.

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PRINCIPAL STOCKHOLDERS	TABLE OF CONTENTS

Name of beneficial owner	Number (#)	Percentage (%)

Stockholders:
Magnus(1)	30,477,059	50.8
Kayne Anderson Rudnick Investment Management LLC(2)	7,788,977	13.0
Named Executive Officers and Directors:
David Maher(3)	823,495	1.4
Sean Sullivan(3)	85,763	*
Mary Louise Bohn(3)	189,001	*
Steven Pelisek(3)	80,864	*
Christopher Lindner(3)	88,065	*
Yoon Soo (Gene) Yoon(1)(3)(4)	30,519,390	50.9
Leanne Cunningham(3)	5,013	*
Gregory Hewett(3)	39,799	*
Ho Yeon (Aaron) Lee(1)(3)(4)	30,484,390	50.8
Jan Singer(3)	9,462	*
Steven Tishman(3)	37,799	*
Keun Chang (Kevin) Yoon(1)(3)(4)	30,495,731	50.8
All current executive officers and directors as a group (17 persons)(3)	32,138,927	53.6
* Less than one percent.
(1)Represents shares of our common stock owned by Magnus, a wholly owned subsidiary of Misto. The shares of our common stock owned by Magnus are Magnus' only assets.

Yoon Soo (Gene) Yoon, Chairman of Misto, Keun Chang (Kevin) Yoon, President and CEO of Misto, and Ho Yeon (Aaron) Lee, CFO of Misto, may be deemed to be the beneficial owners and have voting and dispositive power with respect to the shares of our common stock held by Misto. The address of Misto, Yoon Soo (Gene) Yoon, Keun Chang (Kevin) Yoon and Ho Yeon (Aaron) Lee is 35, Bomun-ro, Seongbuk-gu, Seoul, Korea 9F, 10F, 02873.
(2)Based on a Schedule 13G filed on February 13, 2024, Kayne Anderson Rudnick Investment Management, LLC has sole voting power over 5,506,251 shares, shared voting power of 1,475,641 shares, sole dispositive power over 6,313,336 shares and shared dispositive power over 1,475,641 shares. The principal business address of Kayne Anderson Rudnick Investment Management LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(3)Does not reflect any shares that may be issued upon settlement of outstanding RSUs or PSUs, other than those, if any, that will vest within 60 days of April 7, 2025.
(4)Includes 30,477,059 shares of our common stock owned by Magnus, which Yoon Soo (Gene) Yoon, Keun Chang (Kevin) Yoon and Ho Yeon (Aaron) Lee may be deemed to beneficially own, as described in footnote 1 above.

80	Acushnet Holdings Corp.	2025 Proxy Statement

Certain Relationships and Related Party Transactions

Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement that provides Magnus "demand" registrations and customary "piggyback" registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act of 1933, as amended, or to contribute to payments the registration rights holders may be required to make in respect of those liabilities.
Share Repurchase Agreements
In connection with our share repurchase program, we have entered into share repurchase agreements with Magnus pursuant to which we have purchased shares of our common stock from Magnus on a share-for-share basis as we repurchased shares of our common stock on the open market. Pursuant to these share repurchase agreements, during the fiscal year ended December 31, 2024, we engaged in the following transactions with Magnus:
•On July 10, 2024, we purchased 587,520 shares of our common stock from Magnus for aggregate consideration of $37.5 million, pursuant to and in satisfaction of our obligations under a share repurchase agreement between us and Magnus, dated as of March 14, 2024.
•On December 17, 2024, we entered into a share repurchase agreement with Magnus, pursuant to which we have agreed to purchase up to $62.5 million of shares of our common stock from Magnus on a share-for-share basis as we repurchase shares of our common stock on the open market. We currently expect to satisfy our obligation to repurchase such shares of our common stock from Magnus during the third quarter of 2025.
On April 10, 2025, we purchased 935,907 shares of our common stock from Magnus for aggregate consideration of $62.5 million, pursuant to and in satisfaction of our obligations under a share repurchase agreement between us and Magnus, dated as of June 14, 2024.
Service Agreement
On March 19, 2025, we entered into a Service Agreement with Misto, pursuant to which we have agreed to provide Misto with certain services in connection with the preparation of our annual financial statements on an IFRS basis and certain tax compliance information, in each case, as required by the laws and regulations of the Republic of Korea (the "Service Agreement"). We currently estimate that Misto will compensate us in the amount of approximately $280,000 for services rendered pursuant to the Service Agreement during the fiscal year ending December 31, 2025.
Other
In 2024, Misto reimbursed us $810,000 of expenses related to professional services rendered by PwC in connection with the 2023 audit of our annual financial statements that we prepared on an IFRS basis and provided to Misto.

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CERTAIN RELATIONSHIPS	TABLE OF CONTENTS

Related Persons Transaction Policy
Our Board of Directors has adopted a written policy on transactions with related persons. Our Related Persons Transaction Policy requires that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Executive Vice President, Chief Legal Officer any "related person transaction" (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Executive Vice President, Chief Legal Officer will then promptly communicate that information to our Board of Directors. The policy requires any related person transaction to be approved or ratified by our Board of Directors or a duly authorized committee of our Board of Directors. The policy also requires directors interested in a related person transaction to recuse themselves from any vote on a related person transaction in which they have an interest.

82	Acushnet Holdings Corp.	2025 Proxy Statement

Other Matters

Communications with Our Board of Directors
Stockholders and interested parties wishing to communicate with the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719, who will forward such communications to the appropriate party.
Availability of Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:
Acushnet Holdings Corp.
Attention: Investor Relations
333 Bridge Street
Fairhaven, MA 02719
The Annual Report on Form 10-K and proxy statement are also available under "SEC Filings" in the "Investors" section on our website at www.acushnetholdingscorp.com.
Stockholder Proposals for the 2026 Annual Meeting
To be considered for inclusion in next year's proxy materials pursuant to Rule 14a-8 under the Exchange Act, your stockholder proposal must be submitted in writing by December 19, 2025 to our Corporate Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719, and must comply with all applicable requirements of Rule 14a-8.
Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company present in person who is entitled to vote at the meeting, who has complied with the notice procedures set forth in the Bylaws and who was a stockholder of record at the time such notice is delivered to the Company's Corporate Secretary. To be timely for our 2026 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than one hundred twenty (120) days (February 2, 2026) nor later than ninety (90) days (March 4, 2026) prior to the first anniversary of the preceding year's annual meeting of stockholders (June 2, 2025).
Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

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OTHER MATTERS	TABLE OF CONTENTS

SEC regulations require us to identify in this proxy statement anyone who failed to file, on a timely basis, reports required by Section 16(a), during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons stating that they were not required to file these forms, we believe that in 2024 all Section 16(a) filing requirements applicable to our directors, executive officers and 10% owners during 2024 were satisfied on a timely basis, except for one report, filed one day late, for one transaction relating to RSUs granted to Nicholas Mohamed on February 15, 2024.
Other Business
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

*            *            *

84	Acushnet Holdings Corp.	2025 Proxy Statement

Annex A: Acushnet Holdings Corp. Amended and Restated 2015 Omnibus Incentive Plan

1.Purpose. The purpose of the Acushnet Holdings Corp. Amended and Restated 2015 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.
(b)“Adjustment Event” has the meaning given such term in Section 12(a) of the Plan.
(c)“Administrator” means the Committee.
(d)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(e)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award, Other Cash-Based Award and Performance Compensation Award granted under the Plan.
(f)“Award Agreement” means the document or documents by which each Award (other than an Other Cash-Based Award) is evidenced, which may be in written or electronic form.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, as to any Participant, unless otherwise provided in the applicable Award Agreement or in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of a Termination, the Participant’s (i) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (ii) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, significant harm to the business or reputation of the Company or any other member of the Company Group; (iii) conviction of, or plea of guilty or no contest to, (A) any felony; or (B) any other crime that results in, or could reasonably be expected to result in, significant harm to the business or reputation of the Company or any other member of the Company Group; (iv) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (v) fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or any other member of the Company Group; or (vi) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient.

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ANNEX A	TABLE OF CONTENTS

(i)“Change in Control” means:
(i)the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any of its Subsidiaries; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any of its Subsidiaries; (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant); or (IV) any acquisition following which the Investor Group, in the aggregate, hold, directly or indirectly, 50% or more of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;
(ii)during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iii)the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any Section of the Code shall be deemed to include any regulations or other interpretative guidance under such Section, and any amendments or successor provisions to such Section, regulations or guidance.
(k)“Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(l)“Common Stock” means the common stock of the Company, par value $0.001 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)“Company” means Acushnet Holdings Corp., a Delaware corporation, and any successor thereto.
(n)“Company Group” means, collectively, the Company and its Subsidiaries.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization in compliance with applicable law.
(p)“Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

86	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	ANNEX A

(q)“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; or (iii) a breach by the Participant of any restrictive covenant, by which such Participant is bound, including without limitation, any covenant not to compete or not to solicit in any agreement with any member of the Company Group.
(r)“Disability” means, as to any Participant, unless otherwise provided in the applicable Award Agreement or in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of a Termination, a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or designee) in its sole and absolute discretion.
(s)“Effective Date” means June 2, 2025.
(t)“Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Administrator or its designee that such individual has been selected to participate in the Plan.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any Section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such Section or rule, and any amendments or successor provisions to such Section, rules, regulations or guidance.
(v)“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(w)“Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Administrator in good faith to be the fair market value of the Common Stock.
(x)“Full Career Retirement” means a Termination other than under circumstances involving a Termination for Cause and other than due to a Participant’s death or Disability on or after the date that the Participant meets any of the following criteria:
(i)age fifty-five (55) with ten (10) years with the Company Group; or
(ii)any Termination so designated by the Administrator in the applicable Award Agreement.
(y)“GAAP” has the meaning given such term in Section 7(d) of the Plan.
(z)“Immediate Family Members” has the meaning given such term in Section 14(b) of the Plan.
(aa) “Incentive Stock Option” means an Option which is designated by the Administrator as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

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(bb) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.
(cc) “Investor Group” means, collectively, Magnus Holdings Co., Ltd. and any Person controlled by or under common control with Magnus Holdings Co., Ltd.
(dd) “Nonqualified Stock Option” means an Option which is not designated by the Administrator as an Incentive Stock Option.
(ee) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(ff) “Option” means an Award granted under Section 7 of the Plan.
(gg) “Option Period” has the meaning given such term in Section 7(c) of the Plan.
(hh) “Other Cash-Based Award” means an Award that is not a Stock Appreciation Right or Restricted Stock Unit granted under Section 10 of the Plan that is denominated and/or payable in cash.
(ii) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Compensation Award, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(jj) “Participant” means an Eligible Person who has been selected by the Administrator to participate in the Plan and to receive an Award pursuant to the Plan.
(kk) “Performance Compensation Award” has the meaning given such term in Section 11(a) of the Plan.
(ll) “Performance Criteria” means the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.
(mm) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria.
(oo) “Performance Period” means the one or more periods of time, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(pp) “Permitted Transferee” has the meaning given such term in Section 14(b) of the Plan.
(qq) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(rr) “Plan” means this Acushnet Holdings Corp. Amended and Restated 2015 Omnibus Incentive Plan, as it may be amended and restated from time to time.
(ss) “Qualifying Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(tt) “Restricted Period” means the period of time determined by the Administrator during which an Award is subject to restrictions, including vesting conditions.
(uu) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

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(vv) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(ww) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(xx) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any Section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such Section or rule, and any amendments or successor provisions to such Section, rules, regulations or guidance.
(yy) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(zz) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(aaa) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.
(bbb) “Subsidiary” means, with respect to any specified Person:
(i)any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(ccc) “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.
(ddd) “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(eee) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death, Disability and Full Career Retirement).
3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)The Administrator shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the

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Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Administrator that is otherwise validly granted under the Plan.
(b)Subject to the provisions of the Plan and applicable law, the Administrator shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Administrator by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Administrator; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.
(c)Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. Without limiting the generality of the foregoing, the Administrator may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Administrator herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for an exemption provided by Rule 16b-3 promulgated under the Exchange Act related to persons who are subject to Section 16 of the Exchange Act will be taken only by the Board or by a committee or subcommittee of two (2) or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as a Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.
(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit

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or proceeding against such indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.Grant of Awards; Shares Subject to the Plan; Limitations.
(a)The Administrator may, from time to time, grant Awards to one or more Eligible Persons.
(b)Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 9,456,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 2,150,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 2,150,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share-denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such NonEmployee Director during the fiscal year, in each case solely with respect to his or her service as a member of the Board (and not, for example, including any service as a consultant or advisor) shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

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(c)Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant. Notwithstanding anything in the Plan to the contrary, any and all Shares of Common Stock that are (i) withheld or tendered in payment of an Exercise Price or Strike Price; (ii) covered by a SAR (to the extent that it is settled in Shares of Common Stock, without regard to the number of Shares of Common Stock that are actually issued upon exercise); or (iii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of any Award, shall not be added back to the number of Shares of Common Stock available for future Awards under the Plan.
(d)Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
(e)Awards may, in the sole discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
6.Eligibility. Participation in the Plan shall be limited to Eligible Persons.
7.Options.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that if an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the Option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. Except as otherwise provided by the Administrator in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

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(c)Vesting and Expiration; Termination.
(i)Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Administrator; provided, however, that notwithstanding any such vesting dates or events, the Administrator may, in its sole discretion, accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Administrator, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(ii)Unless otherwise provided by the Administrator, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); (C) a Participant’s Termination due to Full Career Retirement, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for three (3) years thereafter (but in no event beyond the expiration of the Option Period); and (D) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Administrator, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Administrator may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Administrator) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

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(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Administrator and in accordance with procedures established by the Administrator, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(f)Compliance With Laws. etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Administrator determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
(g)No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
8.Stock Appreciation Rights.
(a)General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Administrator also may award SARs to Eligible Persons independent of any Option.
(b)Strike Price. Except as otherwise provided by the Administrator in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)Vesting and Expiration; Termination.
(i)A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Administrator; provided, however, that notwithstanding any such vesting dates or events, the Administrator may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Administrator, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.
(ii)Unless otherwise provided by the Administrator, whether in an Award Agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); (C) a Participant’s Termination due to Full Career Retirement, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for three

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(3) years thereafter (but in no event beyond the expiration of the SAR Period) and (D) a Participant’s Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).
(d)Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Administrator. Any fractional shares of Common Stock shall be settled in cash.
(f)No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
9.Restricted Stock and Restricted Stock Units.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Administrator shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Administrator, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Administrator) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Administrator, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)Vesting; Termination.
(i)Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Administrator; provided, however, that, notwithstanding any such dates or events, the Administrator

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may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Restricted Period at any time and for any reason.
(ii)Unless otherwise provided by the Administrator, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease; and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Administrator and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Administrator, in shares of Common Stock having a fair market value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii)Unless otherwise provided by the Administrator in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Administrator may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the fair market value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Administrator, in shares of Common Stock having a fair market value equal to the amount of such dividends (and interest may, in the sole discretion of the Administrator, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Administrator), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
(e)Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

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TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE ACUSHNET HOLDINGS CORP. AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN ACUSHNET HOLDINGS CORP. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ACUSHNET HOLDINGS CORP.
10.Other Equity-Based Awards and Other Cash-Based Awards.
The Administrator may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Administrator shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Administrator may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(c) of the Plan.
11.Performance Compensation Awards.
(a)General. The Administrator shall have the authority to grant Awards that vest and become exercisable or payable based on the achievement for the specified Performance Period of specified Performance Goals selected by the Administrator for such Performance Period (each such Award, a “Performance Compensation Award”).
(b)Discretion of Administrator with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Administrator shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e).
(c)Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be determined by the Administrator upon the grant of each Performance Compensation Award. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of one or more members of the Company Group or any combination thereof, as the Administrator may deem appropriate, or any of the Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria.
(d)Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Administrator shall have sole discretion to make such alterations without obtaining stockholder approval.
(e)Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Administrator; or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the

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appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).
12.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Other Cash-Based Awards):
(a)General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change of Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Administrator determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Administrator shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (II) the Exercise Price or Strike Price with respect to any Award, or (III) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 12 shall be conclusive and binding for all purposes.
(b)Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Administrator may, in its sole discretion, provide for any one or more of the following:
(i)a substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on, or termination of, Awards, or a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(ii)subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and causing payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Administrator in connection with such event), the value of such Awards, if any, as determined by the Administrator (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such

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Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity Based Awards prior to cancellation, or the underlying shares in respect thereof.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Administrator, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).
(c)Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Administrator may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator.
13.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Administrator may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Administrator may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Administrator may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

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14.General.
(a)Award Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Administrator. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Administrator (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Administrator need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)Nontransferability.
(i)Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Administrator may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Administrator determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Administrator nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

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(c)Dividends and Dividend Equivalents. The Administrator may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Administrator in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).
(d)Tax Withholding.
(i)A Participant shall be required to pay to the Service Recipient or any other member of the Company Group, and the Service Recipient or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Administrator or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.
(ii)Without limiting the generality of clause (i) above, the Administrator may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying GAAP) having a fair market value equal to such withholding liability; or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a fair market value greater than the minimum required statutory withholding liability unless determined by the Administrator not to result in adverse accounting consequences.
(e)Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
(f)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the

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Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g)International Participants. With respect to Participants who reside or work outside of the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(h)Designation and Change of Beneficiary. Each Participant may file with the Administrator a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.
(i)Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Administrator at any point following such event (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Administrator, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(j)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(k)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such

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exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Administrator shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Administrator may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Administrator reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Administrator, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate fair market value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.
(l)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Administrator in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

2025 Proxy Statement	Acushnet Holdings Corp.	103

ANNEX A	TABLE OF CONTENTS

(m)Payments to Persons Other Than Participants. If the Administrator shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Administrator so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Administrator to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Administrator and the Company therefor.
(n)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equitybased awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(o)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(q)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER
(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the

104	Acushnet Holdings Corp.	2025 Proxy Statement

TABLE OF CONTENTS	ANNEX A

Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)Section 409A of the Code.
(i)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan will be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(8)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)Unless otherwise provided by the Administrator in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(v)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) the Company’s Policy for Recoupment of Incentive Compensation, as amended from time to time, or any other clawback, forfeiture or similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(w)Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Administrator, the Administrator may, in its sole discretion, provide for one or more of the following:
(i)Cancellation of any or all of such Participant’s outstanding Awards; or
(ii)Forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain to promptly to the Company.

2025 Proxy Statement	Acushnet Holdings Corp.	105

ANNEX A	TABLE OF CONTENTS

(x)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Administrator otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Administrator will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(y)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

106	Acushnet Holdings Corp.	2025 Proxy Statement

ACUSHNET HOLDINGS CORP.
ATTN: INVESTOR RELATIONS
333 BRIDGE ST.
FAIRHAVEN, MA 02719

SCAN TO
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V65166-P25484

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACUSHNET HOLDINGS CORP.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following nominees for director

Nominees:

01) David Maher	05) Ho Yeon (Aaron) Lee
02) Yoon Soo (Gene) Yoon	06) Jan Singer
03) Leanne Cunningham	07) Steven Tishman
04) Gregory Hewett	08) Keun Chang (Kevin) Yoon

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V65167-P25484

Acushnet Holdings Corp.
Annual Meeting of Stockholders
June 2, 2025 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Sean S. Sullivan and Roland A. Giroux, or either of them, as proxies, with the full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Acushnet Holdings Corp., to be held on June 2, 2025 at 9:00 AM Eastern Time, at www.virtualshareholdermeeting.com/GOLF2025 or at any adjournment or postponement thereof, upon any and all matters which may properly be brought before the meeting or adjournments or postponements thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted "FOR" each director nominee listed herein and "FOR" Proposals 2, 3 and 4.

Continued and to be signed on reverse side